UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, CO 80112

March 29, 2017

DEAR STOCKHOLDER:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Thursday, May 11, 2017, at 505 Fifth Avenue, 7th Floor, New York, NY 10017. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2016 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote, at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, and date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Hikmet Ersek President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY
12500 EAST BELFORD AVENUE
ENGLEWOOD, CO 80112
(866) 405-5012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

When: May 11, 2017 at 8:00 a.m. local time	Where: 505 Fifth Avenue, 7th Floor, New York, NY 10017	Record Date: March 13, 2017

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

Items of Business		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2018 Annual Meeting of Stockholders	FOR each director nominee	Page 13
2	Hold an advisory vote to approve executive compensation	FOR	Page 65
3	Hold an advisory vote on the frequency of the vote on executive compensation	FOR One year	Page 67
4	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017	FOR	Page 68
5	Vote on the stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Pages 70-77
6	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, photo identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 13, 2017 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices located at 12500 East Belford Avenue, Englewood, CO 80112.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Owners call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Owners visit www.proxyvote.com Registered Holders visit www.proxypush.com/wu	Request a paper proxy card to complete, sign, date and return	Beneficial Owners vote your shares online with your tablet or by smartphone by scanning the QR code above. Registered Holders vote your shares online with the QR code on your Proxy Card.	Attend the Annual Meeting

The Proxy Statement and Annual Report to Stockholders are also available at www.wuannualmeeting.com.

We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Wednesday, May 10, 2017.

By Order of the Board of Directors

John R. Dye
Executive Vice President, General Counsel and Secretary

March 29, 2017

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2017 ANNUAL MEETING OF STOCKHOLDERS
When: May 11, 2017 at 8:00 a.m. local time	Where: 505 Fifth Avenue, 7th Floor, New York, NY 10017	Record Date: March 13, 2017

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2018 Annual Meeting of Stockholders	FOR each director nominee	13
2	Advisory Vote to Approve Executive Compensation	FOR	65
3	Advisory Vote on the Frequency of the Vote on Executive Compensation	FOR One year	67
4	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2017	FOR	68

ITEM	STOCKHOLDER PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
5	Stockholder Proposal Regarding Political Contributions Disclosure	AGAINST	70
6	Stockholder Proposal Regarding Stockholder Action by Written Consent	AGAINST	73
7	Stockholder Proposal Regarding Report Detailing Risks and Costs to Company Caused by State Policies Supporting Discrimination	AGAINST	75

MEMBERS OF OUR BOARD OF DIRECTORS

DIRECTOR	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIPS
Martin I. Cole	60	2015	✓	AC, CC
Hikmet Ersek	56	2010		CC+
Richard A. Goodman	68	2012	✓	AC , CBC
Jack M. Greenberg	74	2006	✓	★
Betsy D. Holden	61	2006	✓	CBC , CGC
Jeffrey A. Joerres	57	2015	✓	CBC, CGC
Roberto G. Mendoza	71	2006	✓	AC, CBC
Michael A. Miles, Jr.	55	2006	✓	AC, CC
Robert W. Selander	66	2014	✓	CBC, CGC
Frances Fragos Townsend	55	2013	✓	CC , CGC
Solomon D. Trujillo	65	2012	✓	CBC, CC

★ - Chairman of the Board
AC - Audit Committee
CBC - Compensation and Benefits Committee
CGC - Corporate Governance and Public Policy Committee
CC - Compliance Committee
- Committee Chair
+ - Non-voting Member

2017 Proxy Statement	|	i

PROXY SUMMARY

INFORMATION ABOUT OUR BOARD (PAGE 6)

GOVERNANCE HIGHLIGHTS (PAGE 14)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, except our Chief Executive Officer
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Robust Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Stockholder Engagement

CORE COMPONENTS OF 2016 EXECUTIVE COMPENSATION (PAGE 40)

●Base Salary - Fixed compensation component payable in cash
●Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
●Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives and the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

●Stock Options - Non-qualified stock options granted with an exercise price at fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period

●Restricted Stock Units (“RSUs”) - RSUs cliff vest on the third anniversary of the grant based on continued service during the vesting period

ii	|	The Western Union Company

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 30)

What We Do:

✓	Pay-for-performance and At-Risk Compensation. A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short-and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2016, performance-based compensation comprised approximately 90% of the targeted annual compensation for the Chief Executive Officer and, on average, 66% of the targeted annual compensation for the other named executive officers. The remaining components of targeted annual compensation consisted of base salary for all of the named executive officers and service-based RSUs for the named executive officers other than the Chief Executive Officer, which are at-risk as their value fluctuates based on our stock price performance.

✓	Align Compensation with Stockholder Interests. Performance measures for incentive compensation are linked to the overall performance of the Company, including the achievement of financial and strategic objectives, as well as individual performance and contributions, aligned with the creation of long-term stockholder value.

✓	Emphasis on future pay opportunity vs. current pay. Our long-term incentive awards are delivered to our named executive officers in the form of equity-based compensation, with multi-year vesting provisions to encourage retention. For 2016, long-term equity compensation comprised approximately 74% of the targeted annual compensation for the Chief Executive Officer and, on average, 56% of the targeted annual compensation for the other named executive officers. In addition, in 2016, the Company’s Compensation and Benefits Committee (the “Compensation Committee”) elected to deliver the entire increase in the Chief Executive Officer’s total target direct compensation in the form of long-term equity compensation.

✓	Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓	Three-year Performance Period for PSUs. In order to link a significant portion of the named executive officers’ targeted annual compensation to the longer-term performance of the Company, our PSUs have a three-year performance period.

✓	Stockholder engagement. As part of the Company’s stockholder outreach program, the Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓	“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓	Robust stock ownership guidelines. Our executive compensation program requires meaningful stock ownership by our executive officers to align them with long-term stockholder interests. Our Chief Executive Officer is required to hold stock equal to a multiple of six times his base salary, and each of our other named executive officers is required to hold stock equal to a multiple of three times his or her base salary. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

✓	Consider Compliance in Compensation Program. Since 2014, the Compensation Committee has included an evaluation of compliance in the Company’s annual incentive program in order to reinforce compliance as an objective throughout the organization. Beginning with the Company’s 2017 executive compensation program, the Compensation Committee will include additional evaluation criteria related to compliance in its executive review and bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with U.S. laws. In addition, the Compensation Committee will also implement a provision that allows the Company to “clawback” bonuses for executives for conduct that is later determined to have contributed to future compliance failures, subject to applicable law.

2017 Proxy Statement	|	iii

PROXY SUMMARY

What We Don’t Do:

✗	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✗	No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗	Prohibition against pledging and hedging of Company securities by senior executives and directors.
✗	No dividends or dividend equivalents are accrued or paid on PSUs or RSUs.

CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart demonstrates that our Chief Executive Officer’s compensation is heavily weighted toward variable, performance-based pay elements, and such elements comprised approximately 90% of the targeted 2016 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and PSU components under the Long-Term Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2016.

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to compare the compensation granted to Mr. Ersek, as required to be reported by the U.S. Securities and Exchange Commission (the “SEC”) rules in the 2016 Summary Compensation Table, to the compensation “realizable” by him for 2014 to 2016.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

iv	|	The Western Union Company

PROXY SUMMARY

CHIEF EXECUTIVE OFFICER TOTAL
REPORTED COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2016 Summary Compensation Table.

(2)	As reported in the Total column of the 2016 Summary Compensation Table.
(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2016, each reported in the year granted, (e) the value realized upon vesting of RSUs or PSUs and the value of unvested RSUs or PSUs based on the closing stock price on the last trading day of 2016, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2016.

(4)	TSR at the 58th percentile of the S&P 500 Index.

2017 Proxy Statement	|	v

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2017 at 8:00 a.m., local time, and any adjournment or postponement of that meeting. The meeting will be held at 505 Fifth Avenue, 7th Floor, New York, NY 10017.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on or before March 29, 2017 to all stockholders of record as of March 13, 2017 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock, $0.01 par value per share (the

“Common Stock”), of which there were 476,233,701 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $19.58 per share.

The Company’s Annual Report to Stockholders (the “2016 Annual Report”), which contains consolidated financial statements for the year ended December 31, 2016, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and these exhibits are also available in the “Investor Relations” section of www.wu.com. This Proxy Statement and Annual Report to Stockholders are also available at www.wuannualmeeting.com.

2017 Proxy Statement	|	1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 11, 2017, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of

Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER?

A

YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

HOW DO I VOTE?

A

@ By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 10, 2017.

2	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

 By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied the Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Hikmet Ersek and John R. Dye to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

By Tablet or Smartphone—If you are a Beneficial Owner, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with the QR code on your Proxy Card. The tablet and smartphone voting facilities will close at 11:59 p.m., Eastern Time, on May 10, 2017.

At the Annual Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially on your behalf by a broker or agent may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting.

Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan, that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 8, 2017 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 10, 2017, the trustee will vote your shares held in that plan in the same proportion as the shares for which it receives instructions from all other participants in the plan.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A

The Company’s Amended and Restated By-Laws (the “By-Laws”) require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 4), the stockholder proposal regarding political contributions disclosure (Proposal 5), the stockholder proposal regarding stockholder action by written consent (Proposal 6), and the stockholder proposal regarding a report detailing risks and costs to the Company caused by state policies supporting discrimination (Proposal 7) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The advisory vote on the frequency of the vote on executive compensation (Proposal 3) also requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. However, if none of the frequency options receive the vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

2017 Proxy Statement	|	3

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHAT IS THE EFFECT OF NOT VOTING?

A

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, and assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?

A

If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” A “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 4) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote any unvoted shares.

Other than Proposal 4, the Company believes that all other proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

HOW ARE ABSTENTIONS TREATED?

A

Whether you own your shares as a Registered Holder or through a broker, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal for the election of directors, on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A

Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Owners for whom it holds shares, and submit a Proxy Card reflecting the aggregate votes of such Beneficial Owners.

IS MY VOTE CONFIDENTIAL?

A

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

4	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

A

Votes will be counted and certified by the Inspector of Election, who is an employee of Wells Fargo Bank, N.A., the Company’s Transfer Agent and Registrar (“Wells Fargo”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns a single Proxy Card to Wells Fargo on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

A

The Company has engaged the firm of MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Owners of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxydocs.com/wu for Registered Holders and at www.proxyvote.com for Beneficial Owners. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card. You may also access this Proxy Statement and Annual Report to Stockholders at www.wuannualmeeting.com.

2017 Proxy Statement	|	5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. Unless otherwise noted below, at the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2018 Annual Meeting of Stockholders.

During 2016, the Board of Directors met eight times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2016.

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chief Executive of the Technology Group, Accenture plc
	Age	60	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2015	Term Expires	2017
	Other Public Directorship	Western Digital Corporation

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 to 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has been a director of Western Digital Corporation since December 2014 and a director (since September 2014) and lead independent director (since December 2016) of privately-held Cloudera Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Cole brings to the Board experience as a former executive officer of a multinational management consulting, technology services, and outsourcing company, serving in various practice groups, including outsourcing and infrastructure, governmental practice, and technology. Mr. Cole also brings to the Board his experience as a member of the boards of a large multinational manufacturer of computer storage products and solutions and a market-leading data management software company.

6	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	HIKMET ERSEK
	President and Chief Executive Officer
	Age	56	Committee(s)	Compliance Committee (non-voting member)
	Director Since	2010	Term Expires	2017
	Other Public Directorship	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Ersek has served as the Company’s President and Chief Executive Officer since August 2010. From January 2010 to August 2010, Mr. Ersek served as the Company’s Chief Operating Officer. From 2008 to 2010, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From 2006 to 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to 2006, Mr. Ersek held various positions of increasing responsibility with the Company. Prior to joining Western Union in 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Emerging Markets Global Operational Experience	RICHARD A. GOODMAN
	Former Executive Vice President, Global Operations, PepsiCo Inc.
	Age	68	Committee(s)	Audit Committee Chair, Compensation and Benefits Committee
	Director Since	2012	Term Expires	2017
	Other Public Directorships	Adient plc and Kindred Healthcare Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
From 2010 to 2011, Mr. Goodman served as Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”). Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman served as a director of Johnson Controls, Inc. from 2008 to September 2016. He currently serves as a director of Adient plc and Kindred Healthcare Inc., and privately-held Toys ‘R’ Us, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, United States-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures and brings to the Board a management perspective with regard to consumer products, marketing, and brand management. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

2017 Proxy Statement	|	7

BOARD OF DIRECTORS INFORMATION

CEO Experience CFO Experience Regulated Industry/ Government Eligible for Audit Committee Financial Expert Financial Literacy Emerging Markets Global Operational Experience	JACK M. GREENBERG
	Non-Executive Chairman of the Board of Directors
	Age	74	Committee(s)	None
	Director Since	2006	Term Expires	2017
	Other Public Directorships	InnerWorkings, Inc. (Chairman of the Board), and Quintiles IMS Holdings, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Greenberg was Chief Executive Officer (from 1998) and Chairman (from 1999) of McDonald’s Corporation until 2002. Mr. Greenberg joined McDonald’s Corporation as Executive Vice President and Chief Finance Officer and as a member of its Board of Directors in 1982. He served as a director of First Data from 2003 to 2006, of Abbott Laboratories from 2001 to 2007, of Manpower, Inc. from 2003 to 2014, of The Allstate Corporation from 2002 to 2015, and of Hasbro, Inc. from 2003 to 2015. Mr. Greenberg is a director and Chairman of the Board of InnerWorkings, Inc., and a director of Quintiles IMS Holdings, Inc. Mr. Greenberg will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Greenberg’s experience as the Chairman and Chief Executive Officer of McDonald’s Corporation is supportive of his role as Non-Executive Chairman of the Board. He has experience working with large, global distribution networks, similar to the Company’s agent network, and operations, consumer marketing, pricing, and trend analysis. Mr. Greenberg brings to the Board experience as the chief financial officer of a large, United States-based multinational company. He is also a certified public accountant and an attorney. Mr. Greenberg is the only Director who was a director of the Company’s former parent company, which provides historical context for the Company’s operations.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Senior Advisor to McKinsey & Company
	Age	61	Committee(s)	Compensation and Benefits Committee Chair, Corporate Governance and Public Policy Committee
	Director Since	2006	Term Expires	2017
	Other Public Directorships	Diageo plc and Time Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting firm, since 2007. She served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 to 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 to 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 to 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden served as a director of Catamaran Corporation from December 2012 until August 2015. She currently serves as a director of Diageo plc and Time Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Holden brings to the Board experience as a chief executive officer of a large United States-based multinational company and provides the Board with insights into consumer marketing and brand management from her years of experience with Kraft Foods. She is familiar with the challenges of operating in a highly regulated industry. Her current role as Senior Advisor to McKinsey & Company is focused on strategy, marketing, innovation, and board effectiveness initiatives across a variety of industries.

8	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Former Executive Chairman, ManpowerGroup Inc.
	Age	57	Committee(s)	Compensation and Benefits Committee, Corporate Governance and Public Policy Committee
	Director Since	2015	Term Expires	2017
	Other Public Directorships	Johnson Controls International plc and Artisan Partners Asset Management Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Joerres served as the Executive Chairman of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from May 2014 to December 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chairman of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011. Mr. Joerres serves as a director of Johnson Controls International plc, and Artisan Partners Asset Management Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Joerres brings to the Board experience as the former chief executive officer and executive chairman of a large, United States-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of both a global diversified industrial company and the Federal Reserve Bank of Chicago.

Financial Literacy Global Operational Experience Regulated Industry/ Government	ROBERTO G. MENDOZA
	Senior Managing Director, Atlas Advisors LLC
	Age	71	Committee(s)	Audit Committee, Compensation and Benefits Committee
	Director Since	2006	Term Expires	2017
	Other Public Directorships	PartnerRe Ltd., ManpowerGroup Inc., and Quinpario Acquisition Corp. 2

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Mendoza has served as Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since 2010. Previously, he co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from 2009 to 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from 2007 to 2008. In 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to 2007. He also served as a Managing Director of Goldman Sachs from 2000 to 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as a director and Vice Chairman of the Board. He currently serves as a director at PartnerRe Ltd., ManpowerGroup, and Quinpario Acquisition Corp. 2.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has lived and worked and served on a variety of public company boards, both in the United States and abroad.

2017 Proxy Statement	|	9

BOARD OF DIRECTORS INFORMATION

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners
	Age	55	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2006	Term Expires	2017
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Since 2013, Mr. Miles has served as an Advisory Director of Berkshire Partners, a private equity firm. Previously, he was President of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	ROBERT W. SELANDER
	Former Chief Executive Officer and Vice Chairman of MasterCard Incorporated and MasterCard International
	Age	66	Committee(s)	Corporate Governance and Public Policy Committee Chair, Compensation and Benefits Committee
	Director Since	2014	Term Expires	2017
	Other Public Directorship	HealthEquity, Inc. (Chairman of the Board)

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Selander served as Executive Vice Chairman of MasterCard Incorporated and MasterCard International during 2010. From 1997 until 2010, he served as Chief Executive Officer of MasterCard Incorporated and MasterCard International. In addition, until 2009, Mr. Selander served as President of MasterCard Incorporated and MasterCard International from 2002 and 1997, respectively. Prior to his appointment as President and Chief Executive Officer of MasterCard International in 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander currently serves on the Board of Trustees of the Fidelity Equity and High Income Funds and as Non-Executive Chairman of HealthEquity, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Selander has extensive global business, leadership and financial services experience gained in over 13 years as Chief Executive Officer of MasterCard Incorporated and MasterCard International and in senior positions at Citicorp/Citibank N.A. Mr. Selander also has substantial board of director experience having served as a director of MasterCard Incorporated, MasterCard International, the Hartford Financial Services Group, Inc., and HealthEquity, Inc.

10	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	FRANCES FRAGOS TOWNSEND
	Executive Vice President of Worldwide Government, Legal and Business Affairs, MacAndrews & Forbes Holdings Inc.
	Age	55	Committee(s)	Compliance Committee Chair, Corporate Governance and Public Policy Committee
	Director Since	2013	Term Expires	2017
	Other Public Directorships	Scientific Games Corporation and Freeport-McMoRan Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Fragos Townsend has served as Executive Vice President of Worldwide Government, Legal and Business Affairs at privately-held MacAndrews & Forbes Holdings Inc., a diversified holding company, since 2013, and she previously served as Senior Vice President of Worldwide Government, Legal and Business Affairs from 2010 to 2012. Ms. Fragos Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from 2009 to 2010. From 2008 to 2009, Ms. Fragos Townsend provided consulting services and advised corporate entities on global strategic risk and contingency planning. Prior to that, Ms. Fragos Townsend served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from 2004 until 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor Combating Terrorism from 2003 to 2004. Ms. Fragos Townsend was the first Assistant Commandant for Intelligence for the United States Coast Guard and spent 13 years at the United States Department of Justice in various senior positions. Ms. Fragos Townsend is a director of Scientific Games Corporation and Freeport-McMoRan Inc. and was a director of SIGA Technologies, Inc. from 2011 until 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Fragos Townsend has extensive public policy, government, legal, and regulatory experience, and brings to the Board valuable insights regarding the conduct of business in a highly regulated industry. Ms. Fragos Townsend also has substantial leadership experience as former chair of the Homeland Security Council and as a former officer in the United States Coast Guard.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Chairman, Trujillo Group, LLC
	Age	65	Committee(s)	Compensation and Benefits Committee, Compliance Committee
	Director Since	2012	Term Expires	2017
	Other Public Directorships	WPP plc and Fang Holdings Ltd.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Trujillo founded Trujillo Group, LLC, a business that provides consulting, merchant banking and venture capital services, and has served as its chairman since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chairman of the Board of US West Inc. Mr. Trujillo previously served as a director of Target Corporation from 1994 to 2014 and ProAmerica Bank until 2016, and currently serves as a director of WPP plc and Fang Holdings Ltd. (formerly SouFun Holdings Limited).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

2017 Proxy Statement	|	11

BOARD OF DIRECTORS INFORMATION

*	The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

DIRECTOR QUALIFICATIONS MATRIX

The following matrix is provided to illustrate the skills and qualifications of our Board of Directors.

12	|	The Western Union Company

PROPOSAL 1 ELECTION OF DIRECTORS

At the 2017 Annual Meeting, all directors will be elected for one-year terms.

Except for Mr. Greenberg, who is retiring from the Board and will not stand for re-election, the terms of each director if re-elected or elected will expire at the 2018 Annual Meeting of Stockholders. Mr. Greenberg will serve as Chairman of the Board through the Annual Meeting. Subject to his re-election to the Board at the Annual Meeting, the Board intends to elect Mr. Joerres as Chairman of the Board promptly following the Annual Meeting. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.)

The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COLE, MR. ERSEK, MR. GOODMAN, MS. HOLDEN, MR. JOERRES, MR. MENDOZA, MR. MILES, MR. SELANDER, MS. FRAGOS TOWNSEND AND MR. TRUJILLO TO SERVE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

2017 Proxy Statement	|	13

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.
✓	Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s proxy statement.

✓	Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.
✓	Stockholder right to call special meetings.
✓	No stockholder rights plan (“poison pill”).
✓	No supermajority voting provisions in the Company’s organizational documents.
✓	Independent Board, except our Chief Executive Officer. Our Board is comprised of all independent directors, except our Chief Executive Officer.
✓	Independent non-executive chairman. The Chairman of the Board of Directors is a non-executive independent director.
✓	Independent Board committees. Each of the Audit, Compensation, and Corporate Governance and Public Policy Committees is made up of independent directors, and all voting members of the Compliance Committee are independent. Each standing committee operates under a written charter that has been approved by the Board.

✓	Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.
✓	Committee authority to retain independent advisors. Each of the Audit, Compensation, Compliance, and Corporate Governance and Public Policy Committees has the authority to retain independent advisors.
✓	Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.

✓	Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

✓	Prohibition against pledging and hedging of Company stock by senior executives and directors. The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging of the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.

✓	Stockholder engagement. The Company regularly engages with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

14	|	The Western Union Company

CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors use to determine whether a director is independent. A director is not independent under these categorical standards if:

●	The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

●	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

●	(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

●	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

●	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

●	The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

●	The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under these standards and the rules of the New York Stock Exchange (the “NYSE”) and found each of Mr. Cole, Mr. Goodman, Mr. Greenberg, Ms. Holden, Mr. Joerres, Mr. Mendoza, Mr. Miles, Mr. Selander, Ms. Fragos Townsend and Mr. Trujillo to be independent.

2017 Proxy Statement	|	15

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the Chief Executive Officer, the General Counsel, the Chief Financial Officer, and the Senior Vice President, Global Business Risk present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.

Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, Senior Vice President, Global Business Risk, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those risks. This function was previously performed by the Corporate Governance and Public Policy Committee. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the General Counsel and Chief Compliance Officer regularly present and participate in discussions. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

16	|	The Western Union Company

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

DIRECTOR	AUDIT	CORPORATE GOVERNANCE & PUBLIC POLICY	COMPENSATION & BENEFITS	COMPLIANCE
Martin I. Cole	✓			✓
Hikmet Ersek				✓†
Richard A. Goodman	✓♦		✓
Jack M. Greenberg ★(1)
Betsy D. Holden		✓	✓♦
Jeffrey A. Joerres		✓	✓
Roberto G. Mendoza	✓		✓
Michael A. Miles, Jr.	✓			✓
Robert W. Selander		✓♦	✓
Frances Fragos Townsend		✓		✓♦
Solomon D. Trujillo			✓	✓

★–Chairman of the Board ♦–Committee Chair †–Non-voting member
(1)	Mr. Greenberg will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines. Subject to his re-election, the Board intends to elect Mr. Joerres as Chairman of the Board promptly following the Annual Meeting.

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

2017 Proxy Statement	|	17

CORPORATE GOVERNANCE

Audit Committee

“With a heavy emphasis on business transformation and regulatory compliance throughout every facet of the business, we’re focused on the continued integrity of our financial reporting and ensuring we have the proper controls in place.”

Richard A. Goodman, Committee Chair

Additional Committee Members: Martin I. Cole, Roberto G. Mendoza, and Michael A. Miles, Jr.

Meetings Held in 2016: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●	integrity of the Company’s consolidated financial statements;

●	compliance with legal and regulatory requirements;

●	independent registered public accounting firm qualifications, independence and compensation; and

●	performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Goodman as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than three public company audit committees (including the Company’s Audit Committee).

18	|	The Western Union Company

CORPORATE GOVERNANCE

Compensation and Benefits Committee

“In 2016, the Compensation Committee continued to emphasize pay-for-performance by designing our executive compensation program so that performance-based and/or at-risk pay elements would constitute a significant portion of the compensation awarded. The Committee believes this continued emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy provides linkage with long-term stockholder value creation.”

Betsy D. Holden, Committee Chair

Additional Committee Members: Richard A. Goodman, Jeffrey A. Joerres, Roberto G. Mendoza, Robert W. Selander, and Solomon D. Trujillo

Meetings Held in 2016: 5

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs or policies of the Company. Among other things, the Compensation Committee is responsible for:

●	in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;

●

reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light thereof, and setting compensation levels and other benefits for the Chief Executive Officer (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

●

reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s Chief Executive Officer or to any person being considered for promotion or hire into the position of Chief Executive Officer;

●	approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;

●	reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;

●	in consultation with the Chief Executive Officer, reviewing management succession planning;

●	reviewing and recommending to the Board of Directors compensation for non-employee directors; and

●	periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

Independence: Each member of the Compensation Committee meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee director” under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

2017 Proxy Statement	|	19

CORPORATE GOVERNANCE

Compliance Committee

“The Compliance Committee continues to demonstrate the Board’s commitment to compliance by focusing solely on oversight of the Company’s global regulatory compliance program, which includes ongoing significant investment in compliance efforts and collaboration with regulators around the world, including in light of the U.S. government settlement agreements entered into by the Company.”

Frances Fragos Townsend, Committee Chair

Additional Committee Members: Hikmet Ersek (non-voting member), Martin I. Cole, Michael A. Miles, Jr., and Solomon D. Trujillo

Meetings Held in 2016: 4

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing:

●

the Company’s compliance programs and policies relating to anti-money laundering laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

●

legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company. The Company’s Chief Executive Officer is currently a non-voting member of the Compliance Committee.

20	|	The Western Union Company

CORPORATE GOVERNANCE

Corporate Governance and Public Policy Committee

“The Committee has recently focused on the Chairman transition process in light of Mr. Greenberg’s retirement, and will continue to look for opportunities to enhance the skills, experience, diversity and effectiveness of the Board in 2017.”

Robert W. Selander, Committee Chair

Additional Committee Members: Betsy D. Holden, Jeffrey A. Joerres, and Frances Fragos Townsend

Meetings Held in 2016: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance and Public Policy Committee is responsible for:

●	recommending to the Board of Directors criteria for Board and committee membership;

●	considering, in consultation with the Chairman of the Board and the Chief Executive Officer, and recruiting candidates to fill positions on the Board of Directors;

●	evaluating current directors for re-nomination to the Board of Directors;

●	recommending the director nominees for approval by the Board of Directors and the stockholders;

●	recommending to the Board of Directors appointments to committees of the Board of Directors;

●

recommending to the Board of Directors corporate governance guidelines, reviewing the corporate governance guidelines at least annually, and recommending modifications to the corporate governance guidelines to the Board of Directors;

●	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;

●	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;

●	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and

●	reviewing and advising the Board of Directors regarding matters of public policy and social responsibility that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

2017 Proxy Statement	|	21

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for Chief Executive Officer succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

●

Reviews succession planning for the Chief Executive Officer on an annual basis. As part of this process, the Chief Executive Officer reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the Chief

Executive Officer and the Chief Human Resources Officer regarding each team member and the team member’s development;

●

Maintains a confidential plan to address any unexpected short-term absence of the Chief Executive Officer and identifies candidates who could act as interim Chief Executive Officer in the event of any such unexpected absence; and

●	Ideally three to five years before the retirement of the current Chief Executive Officer, manages the succession process and determines the current Chief Executive Officer’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. Ersek in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it

encourages directors to attend. Eleven of the 12 members of the Board of Directors serving at the time attended the Company’s 2016 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The

Corporate Governance and Public Policy Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

22	|	The Western Union Company

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.

Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.wu.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders must be received by the Company not later than November 30, 2017 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s By-laws. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2018 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 11, 2018 and no later than February 10, 2018 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112.

CODE OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website,

www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.wu.com.

2017 Proxy Statement	|	23

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2016. Mr. Ersek, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.

2016 DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(3)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)(5)
Martin I. Cole	105.0	140.0	—	25.0	270.0
Richard A. Goodman	120.0	140.0	—	25.0	285.0
Jack M. Greenberg	125.0	180.0	180.0	50.0	535.0
Betsy D. Holden	120.0	140.0	—	20.0	280.0
Jeffrey A. Joerres	105.0(1)	140.0	—	—	245.0
Linda Fayne Levinson(6)	38.3	—	140.0	—	178.3
Roberto G. Mendoza	105.0	140.0	—	—	245.0
Michael A. Miles, Jr.	105.0	140.0	—	—	245.0
Robert W. Selander	121.3(1)	70.0	70.0	50.0	311.3
Frances Fragos Townsend	120.0	140.0	—	—	260.0
Solomon D. Trujillo	105.0	70.0	70.0	—	245.0

Footnotes:

(1)	Messrs. Joerres and Selander elected to receive their annual retainer fees for 2016 in the form of equity compensation as described below under “—Equity Compensation.”

(2)	The amounts in this column represent the value of stock units granted to each director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Code Section 409A. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amounts in this column represent the value of stock options granted to each director as annual equity grants. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2016. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2016 on behalf of the following directors: Messrs. Cole, Goodman, Greenberg, and Selander and Ms. Holden. Contributions up to $100,000 per calendar year that a director makes to The Western Union Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed. The charitable contributions made by Messrs. Greenberg and Selander represent matches made by the Company in 2016 with respect to charitable contributions made by Messrs. Greenberg and Selander in 2015 and 2016.

24	|	The Western Union Company

COMPENSATION OF DIRECTORS

(5)	As of December 31, 2016, each individual who served as an outside director during 2016 had outstanding the following number of stock units and options:

NAME	STOCK UNITS	OPTIONS
Martin I. Cole	1,682	9,208
Richard A. Goodman	30,896	36,814
Jack M. Greenberg	53,617	336,144
Betsy D. Holden	67,545	32,699
Jeffrey A. Joerres	18,554	11,448
Linda Fayne Levinson	53,059	138,388
Roberto G. Mendoza	45,915	140,608
Michael A. Miles, Jr.	105,538	32,699
Robert W. Selander	17,636	77,439
Frances Fragos Townsend	23,059	39,833
Solomon D. Trujillo	19,675	74,671

(6)	Ms. Fayne Levinson ceased serving as a director at the 2016 Annual Meeting of Stockholders on May 12, 2016.

CASH COMPENSATION

In 2016, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board (prorated for partial years of service):

●	an annual Board retainer fee of $85,000; and
●	an annual committee chair retainer fee of $25,000 for the chairperson of each committee of the Board, and a $10,000 committee member retainer fee for each other member of each committee of our Board.

In February 2017, the Board approved an increase in Ms. Fragos Townsend’s Compliance Committee Chair retainer fee to $100,000 for each of 2017 and 2018 to reflect anticipated additional time and responsibilities in leading the Compliance Committee’s oversight of the Company’s compliance with the previously disclosed settlement agreements with certain United States Attorney’s Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the “Joint Settlement Agreements”).

EQUITY COMPENSATION

The 2016 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. All director equity awards will be settled in shares of Common Stock. The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging increased stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

Each outside director has the option of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) a combination of cash, fully vested stock options, and fully vested stock units, (c) all fully vested stock options, (d) all fully vested stock units, (e) a combination of 75% fully vested stock options and 25% fully vested stock units, (f) a combination of 50% fully vested stock options and 50% fully vested stock units, or (g) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than alternatives that include cash.

Each outside director (other than our Non-Executive Chairman) is eligible to receive an annual equity grant with a value of $140,000 for service on our Board and committees of our Board (prorated for incoming directors joining during the year).

COMPENSATION OF OUR NON-EXECUTIVE CHAIRMAN

In 2016, our Non-Executive Chairman received the following compensation in lieu of the compensation described above for our other outside directors:

●   an annual retainer fee of $125,000; and

●   an annual equity grant with a value of $360,000.

Our Non-Executive Chairman has the option to receive his annual retainer fee in the forms discussed above under “—Equity Compensation.”

2017 Proxy Statement	|	25

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company, and as a result, no amount is reflected in the 2016 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Amended and Restated Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market, and outstanding stock options received in lieu of cash retainer fees. As of March 13, 2017, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

26	|	The Western Union Company

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2016. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2016, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

●

reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

●	reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;
●

reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;

●	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;
●

received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

●

reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 4–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2016, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Auditing Standard No. 16 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee

Richard A. Goodman (Chairperson)
Martin I. Cole
Roberto G. Mendoza
Michael A. Miles, Jr.

2017 Proxy Statement	|	27

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits

Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Benefits Committee

Betsy D. Holden (Chairperson)
Richard A. Goodman
Jeffrey A. Joerres
Roberto G. Mendoza
Robert W. Selander
Solomon D. Trujillo

28	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic priorities for 2016 were the same as 2015 and are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategies.

Please see our 2016 Annual Report on Form 10-K for more information regarding our performance.

*	See Appendix A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

2017 Proxy Statement	|	29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework includes the following, each of which the Company’s Compensation and Benefits Committee (the “Compensation Committee” or the “committee”) believes reinforces our executive compensation philosophy and objectives:

What We Do:

✓	Pay-for-performance and At-Risk Compensation. A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2016, performance-based compensation comprised approximately 90% of the targeted annual compensation for the Chief Executive Officer and, on average, 66% of the targeted annual compensation for the other named executive officers. The remaining components of targeted annual compensation consisted of base salary for all of the named executive officers and service-based RSUs for the named executive officers other than the Chief Executive Officer, which are at-risk as their value fluctuates based on our stock price performance.

✓	Align Compensation with Stockholder Interests. Performance measures for incentive compensation are linked to the overall performance of the Company, including the achievement of financial and strategic objectives, as well as individual performance and contributions, aligned with the creation of long-term stockholder value.

✓	Emphasis on future pay opportunity vs. current pay. Our long-term incentive awards are delivered to our named executive officers in the form of equity-based compensation, with multi-year vesting provisions to encourage retention. For 2016, long-term equity compensation comprised approximately 74% of the targeted annual compensation for the Chief Executive Officer and, on average, 56% of the targeted annual compensation for the other named executive officers. In addition, in 2016, the committee elected to deliver the entire increase in the Chief Executive Officer’s total target direct compensation in the form of long-term equity compensation.

✓	Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓	Three-year Performance Period for PSUs. In order to link a significant portion of the named executive officers’ targeted annual compensation to the longer-term performance of the Company, our PSUs have a three-year performance period.

✓	Stockholder engagement. As part of the Company’s stockholder outreach program, the Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓	“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓	Robust stock ownership guidelines. Our executive compensation program requires meaningful stock ownership by our executive officers to align them with long-term stockholder interests. Our Chief Executive Officer is required to hold stock equal to a multiple of six times his base salary, and each of our other named executive officers is required to hold stock equal to a multiple of three times his or her base salary. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

✓	Consider Compliance in Compensation Program. Since 2014, the Compensation Committee has included an evaluation of compliance in the Company’s annual incentive program in order to reinforce compliance as an objective throughout the organization. Beginning with the Company’s 2017 executive compensation program, the Compensation Committee will include additional evaluation criteria related to compliance in its executive review and bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with U.S. laws. In addition, the Compensation Committee will also implement a provision that allows the Company to “clawback” bonuses for executives for conduct that is later determined to have contributed to future compliance failures, subject to applicable law.

30	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

What We Don’t Do:

✗	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✗	No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗	Prohibition against pledging and hedging of Company securities by senior executives and directors.
✗	No dividends or dividend equivalents are accrued or paid on PSUs or RSUs.

2017 MODIFICATIONS TO EXECUTIVE COMPENSATION PROGRAM

Since 2014, the Compensation Committee has included an evaluation of compliance in the Company’s annual incentive program in order to reinforce compliance as an objective throughout the organization. As previously disclosed, in January 2017, the Company entered into the Joint Settlement Agreements, pursuant to which the Company agreed to make certain enhancements to the Company’s executive compensation program. Specifically, the Company agreed to implement evaluation criteria related to compliance in its executive review and bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with U.S. laws. A failing score in compliance, including anti-money laundering and anti-fraud programs, will make the executive ineligible for any bonus for that year. Furthermore, the Company agreed to include in its new executive review and bonus system a provision that allows the Company to “clawback” bonuses for executives for conduct that is later determined to have contributed to future compliance failures, subject to applicable law. These changes will be effective beginning with the Company’s 2017 executive compensation program.

CHIEF EXECUTIVE OFFICER COMPENSATION

In order to more closely align Mr. Ersek’s total direct compensation with the median level of compensation for chief executive officers, as reported by the Compensation Committee’s compensation consultant, the Compensation Committee increased Mr. Ersek’s total target direct compensation. Consistent with the Company’s long-standing practice of emphasizing future pay versus current pay and aligning compensation with the interests of the Company’s stockholders, the committee allocated the entire increase in total target direct compensation to the equity grant level for Mr. Ersek. Mr. Ersek’s base salary and annual incentive award targets remained unchanged. As a result of the 2016 long-term incentive award increase, Mr. Ersek’s 2016 compensation approximates the median compensation for chief executive officers in the 2016 peer group, based on the most recent publicly available information, as compiled by the Compensation Committee’s compensation consultant.

In structuring Mr. Ersek’s 2016 long-term incentive awards, the Compensation Committee elected to retain the same mix of awards for Mr. Ersek as it provided in 2015 - TSR PSUs, Financial PSUs and stock options. PSUs vest based on the achievement of pre-established performance goals over a three-year performance period. The Compensation Committee believes that providing a portion of Mr. Ersek’s long-term incentive awards in the form of stock options emphasizes the achievement of long-term objectives and encourages long-term value creation as the stock options will only have value to Mr. Ersek if the Company’s stock price appreciates from the date of grant.

2017 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

For 2016 performance, Mr. Ersek received a cash payout under the 2016 Annual Incentive Plan of $1,392,000, reflecting a blended payout of 93% of target, as compared to an 118% of target payout for 2015 performance and an 88% of target payout for 2014 performance. The Compensation Committee based Mr. Ersek’s award opportunity under the Annual Incentive Plan entirely on the achievement of corporate and strategic performance goals.

In determining Mr. Ersek’s 2016 annual incentive payout under the Annual Incentive Plan, the committee excluded from the payout calculations charges incurred pursuant to the Joint Settlement Agreements, for the reasons discussed under “– Establishing and Evaluating Executive Compensation – Elements of 2016 Executive Compensation Program – Annual Incentive Compensation” below. The committee also reviewed the Company’s existing clawback policy and determined that the clawback policy did not require a clawback of Mr. Ersek’s annual incentive payout as a result of the Joint Settlement Agreements based on the same reasons discussed below.

The following chart demonstrates that our Chief Executive Officer’s compensation is heavily weighted toward variable, performance-based pay elements, and such elements comprised approximately 90% of the targeted 2016 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and PSU components under the Long-Term Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2016.

CEO 2016 TOTAL DIRECT COMPENSATION

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare the compensation granted to Mr. Ersek, as required to be reported by the SEC rules in the 2016 Summary Compensation Table, to the compensation “realizable” by him for 2014 to 2016. We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation, as well as fluctuations year-over-year, are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

32	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

CHIEF EXECUTIVE OFFICER TOTAL
REPORTED COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2016 Summary Compensation Table.

(2)	As reported in the Total column of the 2016 Summary Compensation Table.
(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2016, each reported in the year granted, (e) the value realized upon vesting of RSUs or PSUs and the value of unvested RSUs or PSUs based on the closing stock price on the last trading day of 2016, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2016.

(4)	TSR at the 58th percentile of the S&P 500 index.

2016 SAY ON PAY VOTE

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation and benefits program serves the interests of the Company’s stockholders. In that respect, as part of its ongoing review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 97% of the votes cast for the Company’s “say on pay” vote at the Company’s

2016 Annual Meeting of Stockholders. After considering the 2016 “say on pay” results, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2016 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

In early 2017, management and the Compensation Committee Chair reached out to stockholders who the Company believes collectively held over 55% of the Company’s outstanding Common Stock as of the Record Date to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. Over the past few years, the committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

2017 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

OTHER CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Please see “Corporate Governance–Summary of Corporate Governance Practices” above for a summary of the Company’s corporate governance practices. Highlights include:

Governance Highlights

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, except our Chief Executive Officer
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Robust Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Clawback Policy
✓	Stockholder Engagement

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2016 executive compensation, the elements of our executive compensation program and the compensation of each of our named executive officers. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2016, the named executive officers were:

Hikmet Ersek – President and Chief Executive Officer (September 2010 to present)

Rajesh K. Agrawal – Executive Vice President and Chief Financial Officer (July 2014 to present)

Odilon Almeida – Executive Vice President, President – Global Money Transfer (February 2017 to present); Executive Vice President and President, Americas and European Union (January 2014 to February 2017)

Elizabeth G. Chambers – Executive Vice President, Chief Strategy, Product and Marketing Officer (November 2015 to present)

J. David Thompson – Executive Vice President, Global Operations (November 2012 to present) and Chief Information Officer (April 2012 to present)

34	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

OUR 2016 EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

To align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy, in May 2016, the Compensation Committee adopted the following compensation objectives and guiding principles:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

●Align executive goals and compensation with stockholder interests
●Attract, retain and motivate outstanding executive talent
●Pay-for-performance – Hold executives accountable and reward them for achieving financial, strategic and operating goals

●Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.
●Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.
●Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.
●Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.
●Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.
●Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

The Board of Directors oversees the goals and objectives of the Company and of the Chief Executive Officer, evaluates succession planning with respect to the Chief Executive Officer and evaluates the Chief Executive Officer’s performance. The Compensation Committee supports the Board by establishing the Company’s general compensation philosophy and overseeing the development and implementation of the Company’s compensation and benefits policies. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, sets the compensation levels of each of the Executive Vice Presidents and approves the compensation of the Chief Executive Officer, with ratification by the independent directors of the Board. The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance–Committees of the Board of Directors” section of this Proxy Statement. While not members of the Compensation Committee, the Chairman of the Board and the Chief Executive Officer attended all of the meetings of the Compensation Committee in 2016 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. The Chief Executive Officer did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

2017 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also engages in an ongoing dialog with the Chief Executive Officer and the committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program. The committee also received input from the Chief Human Resources Officer in making executive compensation decisions.

COMPENSATION CONSULTANTS

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive and director compensation consulting services to the Compensation Committee. The Compensation Consultant is retained by and reports to the Compensation Committee and participates in committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. The Compensation Consultant also:

●	Participates in the design of executive compensation program to help the committee evaluate the linkage between pay and performance;
●	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
●	Reviews and advises the committee regarding director compensation; and
●	Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

The Compensation Consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and the Company concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.

During 2016, the Company also retained the services of Willis Towers Watson to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee evaluated the findings of Willis Towers Watson in its review of the 2016 incentive program design. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the NYSE rules and the Company concluded that Willis Towers Watson’s work did not raise any conflict of interest.

SETTING 2016 COMPENSATION

In late 2015, the Compensation Committee, working with the Compensation Consultant and the Chief Executive Officer, engaged in a detailed review of the Company’s executive compensation programs to evaluate whether the design and levels of each compensation element were:

●	Appropriate to support the Company’s strategic performance objectives;
●	Consistent with the philosophy and objectives described under “—Our 2016 Executive Compensation Philosophy and Objectives” above; and
●	Reasonable when compared to market pay practices (see “—Market Comparison” below).

Design Changes to 2016 Executive Compensation Program

In 2016, after considering market pay practices and the input of the Compensation Consultant, the Compensation Committee made two design changes to the Company’s executive compensation program. First, the committee changed the Annual Incentive Plan design to include an individual performance modifier of 25% for participants other than the Chief Executive Officer. Based on an assessment of individual performance relating to personalized objectives, the committee may increase or decrease the award payout resulting from the achievement of the financial and strategic performance objectives by up to 25%, for a maximum annual incentive opportunity of 175% of target. Mr. Ersek’s Annual Incentive Plan award was based entirely on the achievement of corporate and strategic performance goals, with a maximum payout opportunity equal to 150% of target. Second, the committee replaced the stock option component of the long-term incentive design for participants other than the Chief Executive Officer with RSUs that cliff vest on the third anniversary of the grant date based on continued service. The committee maintained the overall percentage of annual equity grants that have vesting provisions that are performance-based and/or at-risk. Accordingly, for 2016, the annual equity awards under the Long-Term Incentive Plan for participants other than the Chief Executive Officer consisted

36	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs, with Company performance under the PSUs measured over a three-year period) and 20% RSUs. This design change was made in order to strengthen the Company’s ability to retain executive talent, while still maintaining a variable compensation element as the value of the RSUs will fluctuate based on our stock price performance. Mr. Ersek’s long-term incentive award continued to be weighted 60% Financial PSUs, 20% TSR PSUs and 20% stock options. The Compensation Committee maintained Mr. Ersek’s long-term incentive weightings as the committee believes that stock options emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will only have value to Mr. Ersek if the Company’s stock price appreciates from the date of grant.

Setting 2016 Compensation Levels

With respect to setting compensation levels, in early 2016, Mr. Ersek presented to the Compensation Committee his evaluation of each of the Executive Vice Presidents and the level of his or her salary, annual bonus targets under the Annual Incentive Plan, and long-term incentive award targets under the Long-Term Incentive Plan. Mr. Ersek based his assessments on each executive’s performance and relative contributions to the Company’s success, the performance of the executive’s respective business unit or functional area, employee retention considerations, market data, compensation history and internal equity. Mr. Ersek also reviewed with the committee tally sheets that presented comprehensive historical and current compensation data for each of the Company’s executive officers. Please see “—Use of Tally Sheets” below for a description of this tool. The Compensation Consultant participated in the committee meetings to provide peer group and market data regarding executive compensation. Please see “—Market Comparison” for a discussion of the use of peer group and market data.

Also in early 2016, Mr. Ersek submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board of Directors, who then evaluated Mr. Ersek’s performance in 2015 based on his actual performance versus such goals. In setting Mr. Ersek’s 2016 compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

MARKET COMPARISON

For 2016, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. In evaluating 2016 market data, the committee considered both peer group proxy data and compensation survey data, but did not assign a specific weight to either data source. While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership, money transfer or financial services industry expertise, past and future performance objectives and the value of the position within the Company.

The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

●	Global brands providing virtual products or services; or
●	Companies involved with payment and processing services.

2017 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

The peer group used for evaluating 2016 compensation decisions consisted of the companies below, which is the same peer group that was used for evaluating 2015 compensation decisions. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group.

PEER GROUP	2015 REVENUES (IN MILLIONS)*	2015 OP INCOME (IN MILLIONS)*	EMPLOYEES (AS OF 12/31/15)	MARKET CAP (IN MILLIONS) (AS OF 12/31/15)
ADP	$10,939	$2,003	55,000	$39,073
Ameriprise Financial	$12,184	$3,331	12,209	$18,529
Charles Schwab	$6,212	$2,160	14,600	$43,353
CME Group	$3,354	$2,014	2,680	$30,644
Comerica	$2,580	$846	9,115	$7,393
Discover	$7,263	$3,839	14,676	$22,922
eBay	$8,593	$2,328	36,500	$32,994
Fidelity National Info	$6,436	$1,266	40,000	$19,779
Fiserv	$5,202	$1,299	21,000	$20,902
Global Payments	$2,818	$470	4,438	$8,340
Intuit	$4,192	$886	7,700	$25,476
MoneyGram	$1,408	$44	2,727	$334
NASDAQ OMX	$3,458	$916	3,687	$9,554
Northern Trust	$4,698	$1,466	15,400	$16,669
State Street	$10,421	$3,122	29,970	$26,775
Total Systems Services	$2,698	$523	9,900	$9,163
75th Percentile	$7,596	$2,202	23,243	$27,743
Median	$4,950	$1,382	13,405	$20,341
25th Percentile	$3,220	$876	6,885	$9,456
Western Union	$5,484	$1,109	10,000	$8,998

*	All data was compiled by the Compensation Consultant who obtained peer company financial market intelligence from Capital IQ Compustat. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2016. Other than for the Company, operating income may reflect measures not in conformity with GAAP.

The Compensation Committee also uses general industry compensation survey data in evaluating executive pay. Survey data relies upon responses from participating companies to survey questions, which are compiled and sorted by the surveyor based on various factors, such as the period covered, the location of the company, and the positions under review. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies.

In some instances, survey data is a useful complement to the peer group proxy data. To assist the committee in its review of the general industry compensation survey data, the Compensation Consultant extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $10 billion. For the 2016 compensation review, the Compensation Consultant compiled compensation data from general industry compensation surveys provided by Mercer and AonHewitt (which included data from companies with annual revenues between $5 billion and $10 billion), Willis Towers Watson (which included data from companies with annual revenues between $3 billion and $6 billion), and Peer group data taken directly from peer group proxy statements or from the Equilar Top 25 database. Executive positions were matched to the peer group proxy data and third-party survey data based on job title, functional matches, and pay rank.

In 2016, in connection with its ongoing review of the Company’s peer group, the Compensation Committee replaced eBay with PayPal Holdings, Inc. and added Vantiv, Inc. in order to more closely align the peer group with the types of services provided by the Company. These changes will be effective with respect to evaluating 2017 executive compensation decisions.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present compensation data for each of the Company’s executives. These tally sheets generally include historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide context for the committee in determining the elements and amounts of compensation paid.

38	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

THE WESTERN UNION 2016 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2016 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, stock options (for the Chief Executive Officer) and RSUs (for participants other than the Chief Executive Officer). The Compensation Committee designed the 2016 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) will

CEO 2016 TOTAL DIRECT COMPENSATION

Since a significant portion of the compensation of our named executive officers is performance-based and/or at-risk, we are providing the following supplemental table to compare the compensation granted to our named executive officers, as required to be reported by SEC rules in the 2016 Summary Compensation Table, to the compensation “realizable” by such named executive officers for the 2014 to 2016 fiscal years. While the manner for reporting equity compensation as “realizable” compensation differs from the SEC rules relating to the reporting of compensation in the 2016 Summary Compensation Table, we believe this table serves as a useful supplement to the 2016 Summary Compensation Table. The 2016 Realizable Compensation Table and the total continue to constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for the Chief Executive Officer and the average targeted annual compensation for the other named executive officers, and the portion of that compensation that is performance-based and/or at-risk. For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer as of December 31, 2016.

NAMED EXECUTIVE OFFICER 2016
TOTAL DIRECT COMPENSATION

“realizable” compensation reported in the table provides supplemental information regarding the compensation paid to the named executive officers and should not be viewed as a substitute for the 2016 Summary Compensation Table.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between “realizable” pay and total reported compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 REALIZABLE COMPENSATION TABLE
NAME	YEAR	PROXY REPORTED COMPENSATION ($000)(1)	TOTAL REALIZABLE COMPENSATION ($000)(2)	REALIZABLE AS A % OF REPORTED
Hikmet Ersek	2016	9,285.5	9,496.5	102%
	2015	8,569.8	8,465.8	99%
	2014	8,241.8	10,458.0	127%
Rajesh K. Agrawal	2016	3,163.3	3,285.6	104%
	2015	2,634.5	2,608.5	99%
	2014	3,378.2	3,990.1	118%
Odilon Almeida	2016	2,474.1	2,574.2	104%
	2015	2,450.3	2,429.6	99%
	2014	3,038.9	3,634.2	120%
Elizabeth G. Chambers	2016	2,344.0	2,433.0	104%
	2015	N/A	N/A	N/A
	2014	N/A	N/A	N/A
J. David Thompson	2016	2,188.6	2,281.2	104%
	2015	2,532.0	2,543.3	100%
	2014	2,376.4	2,899.4	122%

Footnotes:

(1)	As reported in the Total column of the 2016 Summary Compensation Table.

(2)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to each eligible executive with respect to each of the years shown under the Company’s Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2016, each reported in the year granted, (e) the value realized upon vesting of RSUs or PSUs and the value of unvested RSUs or PSUs based on the closing stock price on the last trading day of 2016, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2016.

ELEMENTS OF 2016 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2016 executive compensation program for the Company’s named executive officers. The committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

ELEMENT	KEY CHARACTERISTICS	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE AMOUNT	2016 DECISIONS
Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Establish a pay foundation at competitive levels to attract and retain talented executives.	Experience, job scope, responsibilities, market data, and individual performance.	No base salary increases. See pages 42 and 50-51.

40	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENT	KEY CHARACTERISTICS	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE AMOUNT	2016 DECISIONS
Annual incentive awards	Variable compensation component payable in cash based on performance against annually established performance objectives.

Motivate and reward executives for performance on key financial, strategic and/or individual performance goals over the year.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of corporate financial and strategic goals.

Payouts for participants other than the Chief Executive Officer are subject to a +/- 25% modifier based on individual performance with respect to personalized objectives, including business unit goals.

Based on the achievement of corporate financial, strategic and individual goals, the committee certified payouts ranging from 93% to 103% of target for the named executive officers.

See pages 42-45 and 50-51.

PSUs	PSUs vest based on the Company’s achievement of financial performance objectives (“Financial PSUs”) and the Company’s relative TSR performance (“TSR PSUs”).

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Financial PSUs: Payout based on revenue and operating income growth over 2016-2018 performance period.

TSR PSUs: Payout based on the Company’s TSR performance relative to the TSR of the S&P 500 Index over 2016-2018 performance period.

PSUs represent 80% of the long-term grant value, with 60% of the long-term grant value delivered as Financial PSUs and 20% delivered as TSR PSUs. See pages 45-47 and 50-51.
Stock options

Non-qualified stock options granted with an exercise price at fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period.

		Align interests of the Chief Executive Officer with those of our stockholders by focusing the executive on long-term objectives over a multi-year period, including stock price appreciation.	Internal pay equity, market practice and individual performance.	Stock options represent 20% of the long-term grant value for the Chief Executive Officer. See pages 45-47 and 50.

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COMPENSATION DISCUSSION AND ANALYSIS

ELEMENT	KEY CHARACTERISTICS	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE AMOUNT	2016 DECISIONS
RSUs	RSUs cliff vest on the third anniversary of the grant based on continued service during vesting period.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

			Internal pay equity, market practice and individual performance.	RSUs represent 20% of the long-term grant value for participants other than the Chief Executive Officer. See pages 45-47 and 50-51.

Each of Western Union’s 2016 executive compensation program elements is described in further detail below and individual compensation decisions are discussed in “–Compensation of Our Named Executive Officers.”

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In setting base salary levels, the committee considered peer group and survey data, as well as the performance of the individual executive. In February 2016, the committee approved salary amounts for the named executive officers, which did not increase from the base salary levels set in 2015. Please see “–Compensation of Our Named Executive Officers” for further information regarding the 2016 base salary levels.

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward executive officers for achieving short-term performance objectives. The Annual Incentive Plan design is intended to provide annual incentive awards that qualify as “performance-based compensation” under Section 162(m) of the Code. Participants in the Annual Incentive Plan in 2016 were Mr. Ersek and the Company’s Executive Vice Presidents, which included all of the named executive officers.

Compensation under the Annual Incentive Plan is intended to be a significant component of an executive’s total compensation opportunity in a given year, helping create a “pay-for-performance” culture. Annual Incentive Plan compensation holds executives accountable and rewards them based on the Company’s performance against pre-established objectives informed by the Company’s strategy.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary, with potential payouts ranging from 0% to 150% of target based on the achievement of pre-established corporate financial and strategic goals. Because the committee believes that individual objectives are indicators of the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the named executive officers other than the Chief Executive Officer is subject to a +/- 25% modifier based on the committee’s assessment of individual performance, including with respect to business unit goals. For 2016, the Compensation Committee did not change the target bonus opportunities for the named executive officers, other than Mr. Agrawal. Based on a review of market data and the input of the Compensation Consultant, Mr. Agrawal’s target opportunity increased from 90% of base salary to 100% of base salary to further align his compensation levels with the median of the market data.

42	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth each named executive officer’s 2016 target award opportunity, with the initial payout levels based on the achievement of corporate and strategic goals weighted 70% and 30%, respectively. As discussed further below, the weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to corporate performance measures that the committee believes are meaningful to and readily accessible by our investors while at the same time emphasizing strategic performance objectives that focus on the Company’s growth imperatives.

EXECUTIVE	TARGET AWARD OPPORTUNITY ($000)
Hikmet Ersek	$1,500.0
Rajesh K. Agrawal	$566.5
Odilon Almeida	$550.8
Elizabeth G. Chambers	$481.5
J. David Thompson	$486.0

When the corporate and strategic performance measures were established, and consistent with prior years, the committee determined, subject to Section 162(m) of the Code, that the effect of currency fluctuations, acquisitions and divestitures, restructuring, and other significant charges not included in the Company’s internal 2016 financial plan should be excluded from the payout calculations. Consistent with the Company’s historical practices, under this plan design, bonus targets and results are calculated using the prior year’s actual exchange rates to exclude the impact of currency fluctuations. Specifically, the 2016 Annual Incentive Plan targets were to be measured assuming no changes in the currency exchange rates from 2015 currency exchange rates. The committee also excluded from the payout calculations charges incurred pursuant to the Joint Settlement Agreements after considering (i) the Department of Justice’s statement of facts which noted that, since at least September 2012, the Company took remedial measures and implemented compliance enhancements to improve its anti-fraud and anti-money laundering programs and that these remedial measures and compliance enhancements were taken at the direction of the Chief Executive Officer, among others, and reflect their ongoing commitment to enhancing compliance policies and procedures, (ii) over the past five years, the Company increased overall compliance funding by more than 200 percent, and now spends approximately $200 million per year on compliance, with more than 20 percent of its workforce currently dedicated to compliance functions, (iii) that the comprehensive improvements by the Company have added more employees with law enforcement and regulatory expertise, strengthened its consumer education and agent training, bolstered its technology-driven controls and changed its governance structure so that its Chief Compliance Officer is a direct report to the Compliance Committee of the Board, (iv) the incidence of consumer fraud reports associated with the Company’s money transfers has been low – less than one-tenth of 1 percent of all consumer-to-consumer money transfer transactions during the past 10 years, (v) over the last five years, the dollar value of reported fraud in consumer-to-consumer transactions, compared with the total value of all transactions, has dropped more than 60 percent, and (vi) the conduct at issue mainly occurred from 2004 to 2012. Further, the committee reviewed the Company’s existing clawback policy and considered whether any reductions in the annual incentive payouts were warranted under the clawback policy in light of the Joint Settlement Agreements. The committee determined that the clawback policy did not require a clawback of the 2016 annual incentive payouts based on the factors discussed immediately above. In addition, the committee excluded from the payout calculations costs incurred in 2016 related to the start of the Company’s “WU Way” program, which is designed to transform the Company’s operating model to better enable accelerated innovation, improve customer experience, and drive cost efficiencies. The committee viewed the WU Way costs as significant transformation expenses not included in the Company’s internal 2016 financial plan.

Financial Performance Metrics. As it had in previous years, the Compensation Committee set the executives’ 2016 annual incentive compensation award targets for financial performance by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the grid metrics and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year. The committee designed the grid to encourage strong, focused performance by our executives. The 2016 grid provided a payout of 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.7 billion and operating income of approximately $1.2 billion, each measured on a constant currency basis), with a maximum initial payout level of 150% of target if revenue and operating income grew by 5.6% and 6.1%, respectively, as compared to 2015 (with such payout further subject to the +/- 25% performance modifier for participants other than Mr. Ersek). Within the grid, a higher rate of increase for one

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COMPENSATION DISCUSSION AND ANALYSIS

metric could counterbalance a lower rate of increase for the other metric. For 2016, the grid range for the revenue and operating income performance goals as well as a comparison to 2015 actual results and the 2016 achievement are set forth in the following table, which illustrates that in order to receive target payouts for both revenue and operating income, the Company had to achieve constant currency revenue and operating income growth of 3.6% and 4.6%, respectively, as compared to 2015 actual performance.

	2015 ACTUAL RESULTS*	2016 TARGET*	TARGET RANGE*	2016 ACTUAL RESULTS*	ACHIEVEMENT (%)
Total Revenue	$5,484M	$5,680M	$5,539M - $5,791M	$5,640M	87%
Operating Income	$1,145M	$1,197M	$1,173M - $1,215M	$1,195M	96%
Overall Achievement					91%

*	2016 target, target range and actual results shown at constant currency - calculated assuming no changes in the currency exchange rates from 2015 currency exchange rates. 2015 actual results exclude the Paymap Settlement Agreement. 2016 actual results exclude the Joint Settlement Agreements and WU Way program costs. Absent the exclusion of $621 million in combined costs associated with the Joint Settlement Agreements and the WU Way program, overall achievement would have been 59% of target.

Strategic Performance Objectives. Participants in the 2016 Annual Incentive Plan had 30% of their award opportunity tied to the achievement of strategic performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives. Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 97% of each named executive officer’s target allocated to the strategic performance objectives. The strategic performance objectives, their respective weightings, as well as the performance assessment for the 2016 Annual Incentive Plan awards are as follows:

2016 ANNUAL INCENTIVE PLAN STRATEGIC PERFORMANCE GOALS	2016 ACTUAL PERFORMANCE
Consumer-to-consumer money transfer revenue growth initiated from wu.com (aggregate weighting 20%)*	Between threshold & target performance
Principal from money transfer transactions paid out to a bank account (aggregate weighting 10%)	Between threshold & target performance
Performance Level Achievement	97%

*	At constant currency - calculated assuming no changes in the currency exchange rates from 2015 currency exchange rates.

Individual Performance-Based Modifier. Other than for Mr. Ersek, a participant’s payout under the 2016 Annual Incentive Plan was subject to a +/- 25% modifier based on the committee’s assessment of individual and business unit performance. In making its assessment, the committee considered the recommendations of the Chief Executive Officer based on his review of the performance of each of the named executive officers against the individual objectives established by the committee. The following table summarizes key performance indicators for each named executive officer under the 2016 Annual Incentive Plan, as approved by the Compensation Committee. In addition to the performance goals described below, each of these named executive officers was also assessed based on compliance, employee engagement, customer experience and leadership.

Executive	Individual Performance Objectives
Rajesh K. Agrawal	Earnings per share and operating cash flow
Odilon Almeida	Revenue growth, profit, profit margin, and consumer-to-consumer wu.com revenue, each as measured based on the Americas and Europe region
Elizabeth G. Chambers	Execution of marketing initiatives, mobile strategy, optimization of marketing and communications investments, and expense management
J. David Thompson	Information technology projects, digital consumer-to-consumer achievements, call center customer satisfaction and expense management (including information technology compliance)

The committee believes the performance objectives established for each of the named executive officers are indicators of the executive’s success in fulfilling the executive’s responsibilities to the Company and support the Company’s strategic operating plan. The committee also believes that including compliance, employee engagement and customer satisfaction in each of the named executive officer’s individual and business unit objectives reinforces these objectives as priorities throughout the organization. The performance levels of the individual and business unit objectives were designed to be achievable, but required strong and consistent performance by the executive.

44	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the annual incentive payouts received by each named executive officer. For additional discussion, please see “–Compensation of Our Named Executive Officers” below.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	CORPORATE OBJECTIVES PAYOUT AT 91% OF TARGET ($000)	STRATEGIC OBJECTIVES PAYOUT AT 97% OF TARGET ($000)	+/- INDIVIDUAL PERFORMANCE MODIFIER	FINAL BONUS ($000)	FINAL BONUS AS A % OF TARGET
Hikmet Ersek	150%	$1,500.0	$955.5	$436.5	N/A	$1,392.0	93%
Rajesh K. Agrawal	100%	$566.5	$360.9	$164.9	5% modifier	$554.0	98%
Odilon Almeida	90%	$550.8	$350.9	$160.3	10% modifier	$566.2	103%
Elizabeth G. Chambers	90%	$481.5	$306.7	$140.1	0% modifier	$446.8	93%
J. David Thompson	90%	$486.0	$309.6	$141.4	0% modifier	$451.0	93%

Long-Term Incentive Compensation

The Company’s long-term incentive program allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, restricted stock units, performance-based equity and performance-based cash awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and the Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the Chief Executive Officer ratified by the independent directors of the Board. When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. Among other factors, the Compensation Committee considers dilution of the Company’s outstanding shares when making such grants.

Similar to the Annual Incentive Plan and subject to Section 162(m) of the Code, when the financial performance objectives were established for the annual long-term incentive awards described below, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, restructuring, and other significant charges not included in the Company’s internal financial plans should be excluded from the payout calculations. Consistent with the Company’s historical practices, under this plan design, the performance results for the Financial PSUs will be calculated using the 2015 currency exchange rates.

2016 Annual Long-Term Incentive Awards. The Compensation Committee’s objectives for the 2016 long-term incentive awards were to:

●	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation;

●	Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;
●	Amplify executive focus on stockholder returns through TSR PSUs; and

●	Retain the services of executives through multi-year vesting provisions.

Since 2014, the Company’s long-term incentive awards have been delivered to the named executive officers in the form of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options. As part of its ongoing review of the executive compensation program and based on input from the Compensation Consultant, in 2016, the committee replaced the stock option component of the long-term incentive grant with RSUs for the named executive officers other than Mr. Ersek. The committee approved this change based on market practices and in order to strengthen the Company’s ability to retain executive talent, while still maintaining a variable compensation element as the value of the RSUs will fluctuate based on our stock price performance. The RSUs vest 100% on the third anniversary of the grant date. For Mr. Ersek, the committee maintained the prior long-term incentive award allocation as the committee believes that providing a portion of Mr. Ersek’s long-term incentive award in the form of stock options emphasizes the achievement of long-term objectives and encourages long-term value creation as the stock options will only have value to Mr. Ersek if the Company’s stock price appreciates from the date of grant. The stock options vest in 25% annual increments over four years and have a 10-year term. The committee believes that the long-term incentive design supports retention and represents a balanced reflection of stockholder returns and financial performance. In approving the 2016 long-term incentive awards, the committee approved increases to the target award values as compared to 2015, primarily to more closely align the named executive officers’ compensation with the median of the market data.

Financial PSUs. The 2016 Financial PSU awards will vest if and only to the extent that specific performance goals for revenue and operating income are met during the performance period. The Compensation Committee utilized revenue and operating income as elements in both the Company’s

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan and long-term incentive program in recognition that both of these measures are viewed as core drivers of the Company’s performance and stockholder value creation. In designing the Company’s executive compensation program, the Compensation Committee supplemented these measures with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons.

To motivate constant improvement over prior year results, the performance objectives under the 2016 Financial PSUs are based on targeted constant currency compound annual growth rates (“CAGR”) for revenue and operating income. At the beginning of the performance period, the committee established revenue and operating income CAGR goals for each year of the performance period, with each year weighted equally in the determination of the award payout. Under the terms of the awards, as much as 150% of the targeted Financial PSUs may be earned based on the Company’s performance with respect to the revenue and operating income performance objectives. In order to receive a threshold payout under the award, the three-year CAGR for both revenue and operating income must be positive.

The performance objectives for payment of the 2016 Financial PSU awards and their respective weightings are:

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2016 actual performance against 2015 actual performance (weighting 33-1/3%);
●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2017 actual performance against 2016 actual performance (weighting 33-1/3%); and

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2018 actual performance against 2017 actual performance (weighting 33-1/3%).

In order to achieve target performance for the first year of the three-year performance period, the Company had to achieve constant currency revenue and operating income growth of 3.6% and 4.6%, respectively, as compared to 2015 actual performance. Based on 2016 performance, the Company achieved revenue and operating income of approximately $5.6 billion and $1.2 billion, respectively, resulting in blended achievement with respect to the first year of the three-year performance period of 91% of target. Similar to the 2016 annual incentive payout calculations and pursuant to the underlying award agreements, the Compensation Committee excluded from this calculation charges incurred in connection with the Joint Settlement Agreements and costs incurred in 2016 related to the Company’s WU Way program for the reasons described under “–Annual Incentive Compensation” above. This portion of the award remains subject to the requirement for a three-year positive CAGR in both revenue and operating income, as well as the participant’s continued service through February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019).

The following table sets forth each named executive officer’s threshold, target and maximum award opportunity with respect to the 2016 Financial PSUs:

	2016 FINANCIAL PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	115,449	230,897	346,346
Rajesh K. Agrawal	27,183	54,366	81,549
Odilon Almeida	22,241	44,482	66,723
Elizabeth G. Chambers	19,770	39,539	59,309
J. David Thompson	20,594	41,187	61,781

TSR PSUs. In 2016, the Company continued to use a standalone TSR PSU award in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR performance resulting in maximum payout.

This portion of the award is also subject to the participant’s continued service through February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019).

The following table sets forth each named executive officer’s threshold, target and maximum award opportunities with respect to the 2016 TSR PSUs:

	2016 TSR PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	42,297	84,593	126,890
Rajesh K. Agrawal	9,946	19,892	29,838
Odilon Almeida	8,138	16,275	24,413
Elizabeth G. Chambers	7,234	14,467	21,701
J. David Thompson	7,535	15,070	22,605

46	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

2014 PSU Awards. Under the terms of the 2014 PSUs, 2016 represented the final year of the three-year performance periods for the 2014 Financial PSUs and the 2014 TSR PSUs. The 2014 Financial PSUs vested based on the extent to which the Company’s CAGR for revenue and operating income (each weighted 50%), met certain performance goals based on each performance year’s actual performance as compared to the prior year, as well as a three-year positive CAGR in both revenue and operating income. The 2014 TSR PSUs vested based on the Company’s achievement of relative TSR performance versus the S&P 500 Index over a three-year performance period.

The 2014 Financial PSU and 2014 TSR PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2014

PSUs concluded as of December 31, 2016, these awards remained subject to service-based vesting conditions until February 20, 2017. Similar to the 2016 annual incentive payout calculations and pursuant to the terms of the underlying award agreements, the Compensation Committee excluded from the 2014 Financial PSU payout calculations charges incurred in connection with the Joint Settlement Agreements and costs incurred in 2016 related to the Company’s WU Way program for the reasons described under “–Annual Incentive Compensation” above. Also, similar to its review with respect to 2016 annual incentive payouts, the committee reviewed the Company’s existing clawback policy and determined that the clawback policy did not require a clawback of the 2014 PSUs as a result of the Joint Settlement Agreements.

2014 FINANCIAL PSUs (PERFORMANCE PERIOD 2014-2016)
PERFORMANCE OBJECTIVES	2014 FINANCIAL PSU PERFORMANCE GOALS	ACTUAL PERFORMANCE*
Targeted annual constant currency growth rate for revenue and operating income (each weighted 50%), comparing 2014 actual performance against 2013 actual performance (weighting 33-1/3%)	Revenue growth rate: 3.8% Operating income growth rate: 5.5%	Revenue growth rate = 4.0% achievement Operating income growth rate = 6.7% achievement
Targeted annual constant currency growth rate for revenue and operating income (each weighted 50%), comparing 2015 actual performance against 2014 actual performance (weighting 33-1/3%)	Revenue growth rate: 4.6% Operating income growth rate: 5.6%	Revenue growth rate = 3.5% achievement Operating income growth rate = 4.4% achievement
Targeted annual constant currency growth rate for revenue and operating income (each weighted 50%), comparing 2016 actual performance against 2015 actual performance (weighting 33-1/3%)	Revenue growth rate: 5.3% Operating income growth rate: 7.0%	Revenue growth rate = 2.8% achievement Operating income growth rate = 4.4% achievement
Overall Attainment Level 85%

*	At constant currency - calculated assuming no changes in the currency exchange rates from 2013 currency exchange rates. Absent the exclusion of $621 million in combined costs associated with the Joint Settlement Agreements and the WU Way program, the overall attainment level would have been 73% of target.

2014 TSR PSUs (PERFORMANCE PERIOD 2014-2016)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	30th percentile	60th percentile	90th percentile	58th percentile
Overall Attainment Level 96%

*	Relative TSR performance for purposes of the 2014 TSR PSUs was calculated based on the terms of the 2014 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2013 and an ending stock price calculated as the average company closing stock price for all trading days during December 2016. In determining the TSR for the companies in the S&P 500 Index, the companies comprising the Index on December 31, 2016 were used.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our United States-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✓	✓	✓
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✓	✓
Severance and Change-in-Control Benefits (Double-Trigger)	✓	✓
Health and Welfare Benefits	✓	✓	✓
Limited Perquisites	✓	✓

Severance and Change-in-Control Benefits. The Company has an executive severance policy for our executive officers. The policy helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company. In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy and the treatment of awards upon qualifying termination events or a change-in-control.

Retirement Savings Plans. The Company executives on United States payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2016 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Western Union’s retirement savings plans.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. Each of our named executive officers participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located. In addition, in 2016 the Company provided the benefits and perquisites as described in the 2016 All Other Compensation Table in the “Executive Compensation” section of this Proxy Statement.

The Company provided its named executive officers with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the committee believes they

48	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and Chief Executive Officer. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of Mr. Ersek’s employment agreement.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the named executive officers to own Company Common Stock worth a multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of restricted stock and restricted stock units, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of March 13, 2017. Each continuing named executive officer has met, or is progressing towards meeting, his or her respective ownership guideline.

EXECUTIVE	GUIDELINE	STATUS
Hikmet Ersek	6x salary	Meets guideline
Rajesh K. Agrawal	3x salary	Meets guideline
Odilon Almeida	3x salary	Must hold 50% of after-tax shares until guideline is met
Elizabeth G. Chambers	3x salary	Must hold 50% of after-tax shares until guideline is met
J. David Thompson	3x salary	Meets guideline

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
✓ Company securities owned personally	✕ Unexercised stock options
✓ Shares held in any Company benefit plan	✕ PSUs
✓ After-tax value of time-based restricted stock awards and RSUs

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policies

The Board of Directors adopted a clawback policy in 2009. Under the policy, the Company may, in the Board’s discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Exchange Act, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any

2017 Proxy Statement	|	49

COMPENSATION DISCUSSION AND ANALYSIS

financial result or performance metric impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In addition, pursuant to the Joint Settlement Agreements discussed above, the Compensation Committee will implement a provision that allows the Company to “clawback” bonuses for executives for conduct that is later determined to have contributed to future compliance failures, subject to applicable law. This clawback provision will be effective with respect to the Company’s 2017 executive compensation program.

Tax Implications of Executive Compensation Program

Under Section 162(m) of the Code, named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for

United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Hikmet Ersek
President and Chief Executive Officer

Mr. Ersek’s 2016 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other named executive officers because the Compensation Committee believes that the Chief Executive Officer’s leadership is one of the key drivers of the Company’s success, and that a greater percentage of the Chief Executive Officer’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well. Accordingly, at target-level performance for 2016, Mr. Ersek’s annual compensation was weighted 10% base salary, 16% annual incentive award, and 74% long-term incentive award. Approximately 90% of Mr. Ersek’s 2016 targeted total annual compensation varies based on the Company’s performance.

In early 2016, the Compensation Committee set Mr. Ersek’s 2016 compensation levels, including his annual and long-term incentive award targets, as discussed below. Mr. Ersek’s total target direct compensation was increased for the first time since 2012 and the committee elected to deliver the entire increase in the form of long-term incentive awards. Mr. Ersek’s compensation as Chief Executive Officer is set higher relative to the other named executive officers. The Compensation Committee considers this to be appropriate, based on market data provided by the Compensation Consultant, and because his level of pay reflects his ultimate responsibility to oversee the performance of the Company.

●	Base Salary. For 2016, no changes were made to Mr. Ersek’s annual base salary. Accordingly, Mr. Ersek’s annual base salary remained at $1,000,000.
●

Annual Incentive Plan Target and Payout Level. For 2016, no changes were made to Mr. Ersek’s Annual Incentive Plan target of $1,500,000. The maximum Annual Incentive Plan award that Mr. Ersek could have earned during 2016 was 150% of Mr. Ersek’s target, or $2,250,000. The Compensation Committee determined that it was appropriate to base Mr. Ersek’s award opportunity under the Annual Incentive Plan entirely on Company financial and strategic performance objectives. Mr. Ersek’s 2016 Annual Incentive Plan award payout was $1,392,000, reflecting a blended payout of 93% of target based on the Company’s level of achievement of the corporate and strategic performance goals.

●

Long-Term Incentive Award. For 2016, the committee increased Mr. Ersek’s long-term incentive award target from $6,000,000 to $7,000,000 in order to more closely align his target total direct compensation with the median of the market data.

Rajesh K. Agrawal
Executive Vice President and Chief Financial Officer

In February 2016, the Compensation Committee set Mr. Agrawal’s 2016 compensation levels after considering the input of the Compensation Consultant and market data.

50	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

●	Base Salary. For 2016, no changes were made to Mr. Agrawal’s annual base salary. Accordingly, Mr. Agrawal’s annual base salary remained at $566,500.
●

Annual Incentive Plan Target and Payout Level. For 2016, the committee increased Mr. Agrawal’s 2016 annual incentive plan target from 90% of base salary to 100% of base salary, or $566,500, to more closely align his compensation with the median of the market data. The maximum Annual Incentive Plan award that Mr. Agrawal could have earned during 2016 was 175% of Mr. Agrawal’s target, or $991,375. Mr. Agrawal’s 2016 Annual Incentive Plan award payout was $554,037, reflecting a total payout of 98% of target based on the Company’s achievement of corporate and strategic performance goals of 93% of target plus a 5% individual performance modifier based on Mr. Agrawal’s achievement of individual performance goals.

●

Long-Term Incentive Award. For 2016, the committee increased Mr. Agrawal’s long-term incentive award target from $1,500,000 to $1,650,000 to more closely align his compensation with the median of the market data.

Odilon Almeida
Executive Vice President, President — Global Money Transfer (from February 2017), and Executive Vice President and President, Americas and European Union (from January 2014 to February 2017)

In February 2016, the Compensation Committee set Mr. Almeida’s 2016 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2016, no changes were made to Mr. Almeida’s base salary. Accordingly, Mr. Almeida’s base salary remained at $612,000.
●

Annual Incentive Plan Target and Payout Level. For 2016, no changes were made to Mr. Almeida’s Annual Incentive Plan Target of $550,800. The maximum Annual Incentive Plan award that Mr. Almeida could have earned during 2016 was 175% of Mr. Almeida’s target, or $963,900. Mr. Almeida’s 2016 Annual Incentive Plan award payout was $566,222, reflecting a total payout of 103% of target based on the Company’s achievement of corporate and strategic performance goals of 93% of target plus a 10% individual performance modifier based on Mr. Almeida’s achievement of individual performance goals.

●

Long-Term Incentive Award. For 2016, the committee increased Mr. Almeida’s long-term incentive award target from $1,200,000 to $1,350,000 to more closely align his compensation with the median of the market data.

Elizabeth G. Chambers
Executive Vice President, Chief Strategy, Product and Marketing Officer

In February 2016, the Compensation Committee set Ms. Chambers’ 2016 compensation levels after considering the input of the Compensation Consultant and market data. In light of Ms. Chambers’ recent hire by the Company, for 2016, the Committee did not adjust her compensation levels from those established in connection with her November 2015 hire date.

●	Base Salary. For 2016, Ms. Chambers’ base salary was $535,000.
●

Annual Incentive Plan Target and Payout Level. For 2016, Ms. Chambers’ Annual Incentive Plan target equaled $481,500. The maximum Annual Incentive Plan award that Ms. Chambers could have earned during 2016 was 175% of Ms. Chambers’ target, or $842,625. Ms. Chambers’ 2016 Annual Incentive Plan award payout was $446,832, reflecting a total payout of 93% of target based on the Company’s achievement of corporate and strategic performance goals of 93% of target and no modification based on Ms. Chambers’ achievement of individual performance goals.

●	Long-Term Incentive Award. For 2016, Ms. Chambers’ long-term incentive award target equaled $1,200,000.

J. David Thompson
Executive Vice President, Global Operations and Chief Information Officer

In February 2016, the Compensation Committee set Mr. Thompson’s 2016 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2016, no changes were made to Mr. Thompson’s base salary. Accordingly, Mr. Thompson’s base salary remained at $540,000.
●

Annual Incentive Plan Target and Payout Level. For 2016, no changes were made to Mr. Thompson’s Annual Incentive Plan target of $486,000. The maximum Annual Incentive Plan award that Mr. Thompson could have earned during 2016 was 175% of Mr. Thompson’s target, or $850,500. Mr. Thompson’s 2016 Annual Incentive Plan award payout was $451,008, reflecting a total payout of 93% of target based on the Company’s achievement of corporate and strategic performance goals of 93% of target and no modification based on Mr. Thompson’s achievement of individual performance goals.

●	Long-Term Incentive Award. For 2016, the committee increased Mr. Thompson’s long-term incentive award target from $1,200,000 to $1,250,000.

2017 Proxy Statement	|	51

EXECUTIVE COMPENSATION

The following table contains compensation information for our named executive officers for the fiscal year ended December 31, 2016 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2015 and December 31, 2014.

2016 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(3)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)
Hikmet Ersek(5)	2016	1,000.0	—	5,179.8	1,400.0	1,392.0	—	313.7	9,285.5
President and	2015	1,000.0	—	4,480.6	1,200.0	1,767.0	—	122.2	8,569.8
Chief Executive	2014	1,000.0	115.0	4,478.1	1,200.0	1,314.8	—	133.9	8,241.8
Officer
Rajesh K. Agrawal	2016	566.5	—	1,518.1	—	554.0	—	524.7	3,163.3
EVP and Chief	2015	563.8	—	1,120.1	300.0	603.7	—	46.9	2,634.5
Financial Officer	2014	472.0	93.4	1,435.6	260.0	442.4	—	674.8	3,378.2
Odilon Almeida	2016	612.0	—	1,242.1	—	566.2	—	53.8	2,474.1
EVP, President —	2015	610.0	—	896.1	240.0	652.1	—	52.1	2,450.3
Global Money	2014	600.0	193.2	1,312.6	240.0	507.6	—	185.5	3,038.9
Transfer
Elizabeth G. Chambers	2016	535.0	—	1,104.1	—	446.8	—	258.1	2,344.0
EVP, Chief	2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Strategy, Product	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
and Marketing
Officer
J. David Thompson	2016	540.0	—	1,150.1	—	451.0	—	47.5	2,188.6
EVP, Global	2015	533.3	—	1,178.4	240.0	524.4	—	55.9	2,532.0
Operations and	2014	500.0	9.0	1,118.0	240.0	459.0	—	50.4	2,376.4
Chief Information
Officer

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, salary adjustments are effective as of March of each reporting year.

(2)	The amounts reported in these columns for 2016 represent the annual equity grants to the named executive officers under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2016 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the Financial PSUs, the maximum value of the 2016 Financial PSUs would be as follows: Mr. Ersek—$5,669,676; Mr. Agrawal—$1,336,588; Mr. Almeida—$1,093,590; Ms. Chambers—$972,066; and Mr. Thompson—$1,012,582. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition. See Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2016, 2015, and 2014, respectively, for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)	For 2016, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.

(4)	Amounts included in this column for 2016 are set forth by category in the 2016 All Other Compensation Table below.

52	|	The Western Union Company

EXECUTIVE COMPENSATION

(5)	For 2016, Mr. Ersek’s salary is denominated in United States dollars but is paid to or on behalf of Mr. Ersek in euros, based on a conversion rate that was determined each calendar quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek are denominated in euros and converted to United States dollars for disclosure in the proxy. The conversion rates 0.91533, 0.901388, 0.889759, and 0.890948 were applied for quarters one, two, three and four, respectively.

2016 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(2)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Hikmet Ersek	219.5	—	75.4	18.8	313.7
Rajesh K. Agrawal	159.1	317.4(3)	46.8	1.4	524.7
Odilon Almeida	0.2	0.1	50.6	2.9	53.8
Elizabeth G. Chambers	177.6	57.4(4)	21.8	1.3	258.1
J. David Thompson	0.8	—	42.6	4.1	47.5

Footnotes:

(1)	Amounts shown in this column for Mr. Ersek include the incremental cost or valuation of personal jet usage ($200,492), car service/allowances, sporting event tickets and executive security costs. Following a comprehensive security assessment conducted by an independent security firm, the Board of Directors advised Mr. Ersek to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft. For Mr. Agrawal and Ms. Chambers, the amounts in this column include relocation expenses of $154,700 and $176,964, respectively. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or the named executive officer, as applicable.

(2)	Amounts shown in this column represent contributions made by the Company on behalf of each of the named executive officers, except for Mr. Ersek, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, and contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG.

(3)	This amount includes $316,985 paid to or on behalf of Mr. Agrawal in connection with his relocation from the United Kingdom to Colorado, which includes both a 2015 and 2016 United Kingdom tax payment paid in calendar year 2016 on United Kingdom sourced income associated with his former United Kingdom expatriate assignment. These expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to Her Majesty’s Revenue and Customs (HMRC) for Mr. Agrawal, as applicable. These benefits are generally available to all employees asked to relocate as part of the Company’s relocation program.

(4)	This amount includes a tax gross-up for Ms. Chambers for relocation expenses. This benefit is generally available to employees asked to relocate as part of the Company’s relocation and immigration programs.

The following table summarizes awards made to our named executive officers in 2016.

2016 GRANTS OF PLAN-BASED AWARDS TABLE

								ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(4)
			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME	GRANT DATE	APPROVAL DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet			1,500.0	2,250.0
Ersek
	2/19/16	2/18/16			115,449(5)	230,897(5)	346,346(5)				3,779.8
	2/19/16	2/18/16			42,297(6)	84,593(6)	126,890(6)				1,400.0
	2/19/16	2/18/16							422,961	$18.19	1,400.0
Rajesh K.			566.5	991.4
Agrawal
	2/18/16	2/18/16			27,183(5)	54,366(5)	81,549(5)				891.1
	2/18/16	2/18/16			9,946(6)	19,892(6)	29,838(6)				330.0
	2/18/16	2/18/16						18,122			297.0

2017 Proxy Statement	|	53

EXECUTIVE COMPENSATION

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(4)
NAME	GRANT DATE	APPROVAL DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Odilon			550.8	963.9
Almeida
	2/18/16	2/18/16			22,241(5)	44,482(5)	66,723(5)				729.1
	2/18/16	2/18/16			8,138(6)	16,275(6)	24,413(6)				270.0
	2/18/16	2/18/16						14,828			243.0
Elizabeth G.			481.5	842.6
Chambers
	2/18/16	2/18/16			19,770(5)	39,539(5)	59,309(5)				648.1
	2/18/16	2/18/16			7,234(6)	14,467(6)	21,701(6)				240.0
	2/18/16	2/18/16						13,180			216.0
J. David			486.0	850.5
Thompson
	2/18/16	2/18/16			20,594(5)	41,187(5)	61,781(5)				675.1
	2/18/16	2/18/16			7,535(6)	15,070(6)	22,605(6)				250.0
	2/18/16	2/18/16						13,729			225.0

Footnotes:

(1)

These amounts consist of the target and maximum cash award levels set in 2016 under the Annual Incentive Plan. The amount actually paid to each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2016 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

(2)

This amount represents RSUs granted under the Long-Term Incentive Plan to the named executive officers other than Mr. Ersek. The RSUs vest 100% on February 18, 2019, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy. Please see “Compensation Discussion and Analysis” for further information regarding these restricted stock unit grants.

(3)

These amounts represent stock options granted under the Long-Term Incentive Plan to Mr. Ersek. These options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that Mr. Ersek is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy. Please see “Compensation Discussion and Analysis” for further information regarding this award.

(4)

The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the PSUs, are based upon the probable outcome of the applicable performance conditions. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the amounts.

(5)

These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. For actively employed executives, these Financial PSUs are scheduled to vest on February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019), subject to the achievement of threshold revenue and operating income performance goals. Please see “Compensation Discussion and Analysis” for further information regarding this award.

(6)

These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. The TSR PSUs are scheduled to vest on February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019) based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. See “Compensation Discussion and Analysis” for further information regarding this award.

54	|	The Western Union Company

EXECUTIVE COMPENSATION

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the Compensation Discussion and Analysis, the Company generally executes an offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our named executive officers, upon termination of employment from the Company. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the Compensation Discussion and Analysis, under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2016, Mr. Ersek was party to an employment agreement pursuant to which Mr. Ersek agreed to serve as the Company’s President and Chief Executive Officer. The terms of Mr. Ersek’s employment agreement provide for (i) eligibility to participate in the Annual Incentive Plan and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria. Mr. Ersek’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions.

AWARDS

In 2016, the Compensation Committee granted the Chief Executive Officer and the Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan consisting of 60% Financial PSUs (incorporating both revenue and operating income growth), 20% TSR PSUs, for Mr. Ersek, 20% stock option awards and, for named executive officers other than Mr. Ersek, 20% service-based RSUs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2016 long-term incentive awards, including the performance metrics applicable to the 2016 PSUs.

At its February 2016 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2016 plan year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of pre-established corporate financial and strategic goals. The total payout under the Annual Incentive Plan for the named executive officers other than Mr. Ersek is subject to a +/- 25% modifier based on the committee’s assessment of individual performance with respect to personalized objectives, including business unit goals. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward the performance-based elements, which include annual incentive compensation and long-term incentive compensation, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our named executive officers substantial alignment with stockholders, while also permitting the committee to incentivize the named executive officers to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

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The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers on December 31, 2016.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Hikmet Ersek	—	422,961(2)	18.19	2/19/2026	191,370(6)	4,156.6	230,897(13)	5,015.1
	84,033	252,102(3)	19.27	2/19/2025	91,941(6)	1,997.0	84,593(14)	1,837.4
	151,899	151,899(4)	15.99	2/20/2024			183,580(15)	3,987.4
	468,750	156,250(5)	14.00	2/20/2023			70,135(16)	1,523.3
	400,810		17.86	2/23/2022
	233,859		21.00	2/24/2021
	230,628		17.45	9/1/2020
	212,508		16.00	2/24/2020
	10,000		22.14	2/21/2017
Rajesh K.	21,008	63,026(3)	19.27	2/19/2025	41,464(6)	900.6	54,366(13)	1,180.8
Agrawal	32,911	32,912(4)	15.99	2/20/2024	19,921(6)	432.7	19,892(14)	432.1
	100,547	33,516(5)	14.00	2/20/2023	18,122(7)	393.6	45,895(15)	996.8
	86,843		17.86	2/23/2022	14,468(8)	314.2	17,534(16)	380.8
	24,796		16.49	9/15/2021
	16,895		21.00	2/24/2021
	24,553		16.00	2/24/2020
	21,950		11.86	2/17/2019
	32,925		20.99	2/21/2018
	21,612		22.55	2/7/2017

56	|	The Western Union Company

EXECUTIVE COMPENSATION

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Odilon	16,806	50,421(3)	19.27	2/19/2025	38,275(6)	831.3	44,482(13)	966.1
Almeida	30,380	30,380(4)	15.99	2/20/2024	18,389(6)	399.4	16,275(14)	353.5
	38,672	19,336(5)	14.00	2/20/2023	14,828(7)	322.1	36,716(15)	797.5
	16,701		17.86	2/23/2022	13,881(9)	301.5	14,027(16)	304.7
	10,560		21.00	2/24/2021
	15,000		16.00	2/24/2020
	31,500		20.99	2/21/2018
Elizabeth G.					13,180(7)	286.3	39,539(13)	858.8
Chambers					11,334(10)	246.2	14,467(14)	314.2
J. David	16,806	50,421(3)	19.27	2/19/2025	38,275(6)	831.3	41,187(13)	894.6
Thompson	30,380	30,380(4)	15.99	2/20/2024	18,389(6)	399.4	15,070(14)	327.3
	68,097	30,938(5)	14.00	2/20/2023	13,729(7)	298.2	36,716(15)	797.5
	16,976		18.29	4/26/2022	10,199(11)	221.5	14,027(16)	304.7
					7,394(12)	160.6

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $21.72 per share, on December 30, 2016.
(2)	These options were awarded on February 19, 2016, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(3)	These options were awarded on February 19, 2015, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(4)	These options were awarded on February 20, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(5)	These options vested on February 20, 2017.
(6)	Represents PSUs that vested on February 20, 2017 based on the Company’s revenue and operating income performance during the 2014-2016 performance period and the Company’s TSR performance relative to the S&P 500 Index over the 2014-2016 performance period.

(7)	Represents RSUs that are scheduled to vest on February 18, 2019; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(8)	Represents RSUs that were awarded on July 15, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

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(9)	Represents RSUs that were awarded on March 28, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(10)	Represents RSUs that were awarded on November 10, 2015 under the Long-Term Incentive Plan. This award vests in three equal installments. The first installment of these RSUs vested on November 10, 2016, and the remaining two installment will vest on November 10, 2017 and 2018; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(11)	Represents RSUs that were awarded on March 16, 2015 under the Long-Term Incentive Plan. This award vests in three equal installments. The first and second installment of these RSUs vested on February 20, 2016 and 2017, respectively, and the remaining installment will vest on February 20, 2018; provided that the executive is still employed by the Company on the remaining vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(12)	Represents RSUs that were awarded on March 17, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan.

(13)	Represents PSUs that are scheduled to vest on February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019) based on the Company’s revenue and operating income performance during 2016, 2017 and 2018; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving the target performance goals.

(14)	Represents PSUs that are scheduled to vest on February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019) based on the Company’s TSR performance relative to the S&P 500 Index over the 2016-2018 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.

(15)	Represents PSUs that are scheduled to vest on February 19, 2018 based on the Company’s revenue and operating income performance during 2015, 2016 and 2017; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving the target performance goals.

(16)	Represents PSUs that are scheduled to vest on February 19, 2018 based on the Company’s TSR performance relative to the S&P 500 Index over the 2015-2017 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.

The following table provides information concerning the exercise of stock options and vesting of stock during 2016 for each of the named executive officers.

2016 OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Hikmet Ersek	276,127	660,464	214,021	3,893,042
Rajesh K. Agrawal	9,263	21,918	54,421	1,003,952
Odilon Almeida	18,525	45,164	53,400	965,138
Elizabeth G. Chambers	—	—	5,668	113,020
J. David Thompson	—	—	52,921	965,628

58	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table provides information regarding compensation that has been deferred by our named executive officers pursuant to the terms of our Supplemental Incentive Savings Plan.

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)
Hikmet Ersek	—	—	—	—	—
Rajesh K. Agrawal	58.5	36.2	69.0	—	660.6
Odilon Almeida	63.2	40.0	26.7	—	385.8
Elizabeth G. Chambers	26.7	10.8	5.9	—	84.0
J. David Thompson	85.2	32.0	64.1	—	517.2

Footnotes:

(1)	These amounts represent deferrals of the named executive officer’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2016 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2016 Summary Compensation Table.
(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2015 and 2014 (in $000s): Mr. Agrawal–$149.6, Mr. Almeida–$191.1 and Mr. Thompson–$202.4.

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2016, each participating named executive officer was eligible to receive a Company contribution equal to 4% of his eligible compensation. During 2016, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the

Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed

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earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

We maintain the Executive Severance Policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from the Company and upon a change-in-control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-incontrol. Under the Executive Severance Policy, a change-incontrol is generally defined to include:

●	Acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

●	An unapproved change in a majority of the Board members within a 24-month period; and

●	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2016:

●

Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”), multiplied by 1.5 (multiplied by two in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control). Effective for senior executives hired on and after February 24, 2011, a senior executive employed by the Company for 12 months or less was entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control).

●

A cash payment equal to the lesser of the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs or the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

●	A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for 18 months of coverage.

●	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

●

All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause, or terminates for good reason, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

60	|	The Western Union Company

EXECUTIVE COMPENSATION

●

If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period from the grant date to the termination date and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the stock options’ original terms.

●

With respect to all executives other than the Chief Executive Officer, any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

●

For individuals who were senior executives on or before April 30, 2009 (including our Chief Executive Officer), if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section

4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. (If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.) Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

For the named executive officers, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2016.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
			LONG-TERM INCENTIVES(6)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	GROSS-UP ($000)(4)	TOTAL ($000)
Hikmet Ersek	6,500.0	28.7	4,187.3	16,204.4	—	11,381.0	38,301.4
Rajesh K. Agrawal	2,832.5	22.9	601.7	3,768.4	707.9	—	7,933.4
Odilon Almeida	2,876.4	22.9	446.8	3,201.5	623.6	—	7,171.2
Elizabeth G. Chambers	2,514.6	14.6	—	906.8	532.4	—	3,968.4
J. David Thompson	2,538.0	21.1	536.5	3,125.9	680.3	—	6,901.8

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
			LONG-TERM INCENTIVES(6)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	6,500.0	28.7	2,397.5	10,347.9	—	19,274.1
Rajesh K. Agrawal	2,266.0	22.9	456.6	2,002.4	339.7	5,087.6
Odilon Almeida	2,295.0	22.9	326.2	2,053.5	301.4	4,999.0
Elizabeth G. Chambers	1,582.7(5)	14.6	—	—	199.8	1,797.1
J. David Thompson	2,025.0	21.1	412.6	1,758.4	387.6	4,604.7

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DEATH OR DISABILITY
			LONG-TERM INCENTIVES(6)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	—	—	4,187.3	16,204.4	—	20,391.7
Rajesh K. Agrawal	—	—	601.7	3,768.4	707.9	5,078.0
Odilon Almeida	—	—	446.8	3,201.5	623.6	4,271.9
Elizabeth G. Chambers	—	—	—	906.8	532.4	1,439.2
J. David Thompson	—	—	536.5	3,125.9	680.3	4,342.7

RETIREMENT(7)
			LONG-TERM INCENTIVES(6)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	—	—	2,397.5	10,347.9	—	12,745.4
Odilon Almeida	—	—	326.2	2,053.5	301.4	2,681.1

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to the named executive officer’s target bonus for 2016 plus 1.5 times (two times in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the named executive officer’s base salary and target bonus.

(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the named executive officer’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2016 and (ii) 18, the number of months of continuing COBRA coverage.

(4)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 47% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $21.72 per share on December 30, 2016. As noted above, the Executive Severance Policy prohibits the Company from providing change-in-control tax gross-ups to individuals promoted or hired after April 2009. Accordingly, Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

(5)	In accordance with the Executive Severance Policy, the amount for Ms. Chambers represents a reduced severance payment, reflecting her service with the Company of less than 24-months.

62	|	The Western Union Company

EXECUTIVE COMPENSATION

(6)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares (determined by multiplying the closing stock price of $21.72 per share on December 30, 2016 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on the projected achievement of the applicable performance objectives as of December 31, 2016, that would vest upon a qualifying termination, death or disability). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $21.72 per share on December 30, 2016 and (ii) the number of unvested option shares that would vest following a qualifying termination, death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

EVENT	STOCK OPTIONS	RSUs	PSUs
Change-in-Control and Termination for Eligible Reason within 24-month Period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Change-in-Control (No Termination)	Vesting continues under normal terms.	Vesting continues under normal terms.	Vesting continues under normal terms.
Involuntary Termination (Not for Cause prior to a Change-in-Control or after the 24-month Period following a Change-in-Control)	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period; if termination occurs prior to the one year anniversary of the grant date, the awards are forfeited.
Death or Disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Retirement

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date.

Grants made prior to January 31, 2011 may be exercised until four years after the termination date or, if earlier until the expiration date.

		Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

(7)	Messrs. Ersek and Almeida are the only named executive officers eligible for retirement as of December 31, 2016, as defined under the Long-Term Incentive Plan.

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EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

●	The mix of fixed versus variable pay;

●	The performance metrics to which pay is tied;

●	Whether the pay opportunity is capped;
●	The timing of payout;

●	Whether “clawback” adjustments are permitted;

●	The use of equity awards; and

●	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and operating income growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target, subject to a +/-25% individual performance-based modifier for named executive officers other than Mr. Ersek. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, in 2017 as part of the Joint Settlement Agreements, the Company will add to its incentive programs specific clawback provisions allowing the Company to “clawback” executive bonuses for conduct that is later determined to have contributed to future compliance failures, subject to applicable law.

64	|	The Western Union Company

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of named executive officers as disclosed in this Proxy Statement.

At the 2016 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 97% of the votes cast for the proposal at the 2016 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this Proxy Statement, support the goals of:

●	Aligning our executives’ goals with our stockholders’ interests;

●	Attracting, retaining, and motivating outstanding executive talent; and

●	“Pay-for-performance” - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals, and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement:

What We Do:

✓	Pay-for-performance and “at-risk” compensation.

✓	Align compensation with stockholder interests.

✓	Emphasis on future pay opportunity vs. current pay.

✓	Mix of performance metrics.

✓	Three-year performance period for PSUs.

✓	Stockholder engagement.

✓	Outside compensation consultant.

✓	“Double trigger” in the event of a change-in-control.

✓	Maximum payout caps for annual cash incentive compensation and PSUs.

✓	“Clawback” Policy.

✓	Robust stock ownership guidelines.

✓	Consider compliance in compensation program.

2017 Proxy Statement	|	65

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What We Don’t Do:

✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✘	No repricing or buyout of underwater stock options.

✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.

✘	No dividends or dividend equivalents accrued or paid on PSUs or RSUs.

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

66	|	The Western Union Company

PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing the Company’s stockholders with the opportunity to cast a non-binding vote on whether a non-binding stockholder vote to approve the compensation of our named executive officers (such as a vote similar to Proposal 2) should occur every one, two or three years. As noted above, Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act.

The Board has determined that an advisory vote on executive compensation every one year continues to be the best approach for the Company based on a number of considerations, including the vote frequency which the Board believes the majority of our investors prefer.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) one year; (2) two years; (3) three years or (4) abstaining from voting on the proposal. We are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every one year.

Generally, approval of any matter presented to stockholders requires the vote of a majority of the shares of Common Stock represented at the annual meeting and entitled to vote thereon. However, because this vote is advisory and non-binding, if none of the frequency options receive the vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares on the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve one year, two years, or three years as the stockholders’ recommended frequency on this Proposal 3. However, if none of the options receives the vote of a majority, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Because your vote is advisory, it will not be binding on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO PROPOSAL 3.

2017 Proxy Statement	|	67

PROPOSAL 4 RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2017. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the

Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2016 AND 2015

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2016 and 2015, respectively, included the following (in millions):

	2016	2015
Audit Fees(1)	$5.8	$5.7
Audit-Related Fees(2)	$1.4	$0.5
Tax Fees(3)	$0.9	$0.6

(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) due diligence related to mergers and acquisitions; (iii) attest services that are not required by statute or regulation; and (iv) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

During 2016 and 2015, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

68	|	The Western Union Company

PROPOSAL 4 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 4. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 4.

2017 Proxy Statement	|	69

PROPOSAL 5 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

The New York State Common Retirement Fund, 59 Maiden Lane — 30th Floor, New York, NY 10038, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the Annual Meeting. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Resolved, that the shareholders of The Western Union Co. (“Western Union” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of Western Union, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, organizations, or ballot measures; direct independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholder. The Supreme Court affirmed this its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Publicly available records show that Western Union contributed at least $669,000 in corporate funds since the 2004 election cycle (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

However, publicly available data does not provide a complete picture of the Company’s political spending. For example, The Company’s payments to trade associations and “social welfare organizations” – organized under section 501(c)(4) of the IRS Code – used for political activities are undisclosed and unknown. This proposal asks the Company to disclose all of its political expenditures, including payments to trade associations and other tax-exempt organizations.

This would bring our Company in line with a growing number of leading companies, including Accenture, ADP and Qualcomm, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

70	|	The Western Union Company

PROPOSAL 5 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company has historically made an extremely limited number of political contributions, where such contributions are permitted by law. The Company’s political contributions are not financially material to the Company. In 2016, 2015 and 2014, these contributions totaled approximately $2,500, $10,000, and $8,500, respectively. In 2016, the Company’s total expenses relating to political contributions were de minimis when compared to the Company’s total operating costs of approximately $4.9 billion.

The Company is both transparent and accountable regarding its political contributions. On a limited basis, we have pursued and will continue to pursue efforts to help inform public policy decisions that have the potential to affect our customers, employees, and the communities in which we operate. To the extent this is done through a small number of corporate political contributions, such contributions are already strictly controlled. Consider our current standards, policies and practices regarding corporate political contributions:

●

The Company maintains a formal policy regarding political activities, political contributions, and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website.

●	Our policy contains standards for participating in the political process for both the Company and its employees.

●

With respect to political contributions, the Company’s Code of Conduct provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company.

●

The Company’s Code of Conduct also provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company is also transparent and accountable regarding its membership in trade associations. Participation as a trade association member comes with the understanding that we may not always agree with all of the positions of the organizations or other members but that we believe that the associations we belong to take many positions and address many issues in a meaningful and influential manner and in a way that will be to the Company’s benefit. Consider the following:

●	Although we must pay regular membership dues, we do not normally make additional non-dues contributions to support a group’s targeted political contributions.

●	We closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member.

●	Disclosure of political contributions made indirectly through trade associations could place the Company at a competitive disadvantage by revealing its strategies and priorities.

●

Requiring such disclosure may risk misrepresenting our political activities, as trade associations operate on an independent basis, and we do not agree with all positions taken by trade associations on issues.

Significant disclosure regarding the Company’s political activities and related policies is already publicly available. Consider the following:

●

Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported, and a list of such contributions is publicly available at the website of the United States Federal Election Commission.

●	Contributions made directly by the Company are most frequently made to state-level candidates and representatives who are required by state law to disclose such contributions.

●	Federal law prohibits corporations from contributing corporate treasury funds to federal candidates or federal campaign committees. Accordingly, we make none.

2017 Proxy Statement	|	71

PROPOSAL 5 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

Given all of the above, we believe that this proposal is unnecessary, costly and largely duplicative of current reporting systems and accountability measures. We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance stockholder value and promote healthy corporate citizenship. We do not believe, however, that implementing a semiannual report on our political activity would increase stockholder value or provide stockholders with any more meaningful information than is already available. If adopted, the proposal would apply only to Western Union and to no other company and would cause Western Union to incur undue costs and administrative burdens without commensurate benefit to our stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 5. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

72	|	The Western Union Company

PROPOSAL 6 STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Proposal 6 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal won majority shareholder support at 13 major companies in a single year. This includes 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside of the annual meeting cycle. Taking action by written expense saves the expense of holding a special shareholder meeting.

Also our company requires 20% of shares (net long – to make it still more difficult) to aggregate their holdings to call a special meeting – a much higher hill to climb than the 10% of shares permitted by Delaware law. Hundreds or dozens of Fortune 500 companies provide for both shareholder rights – to act by written consent and to call a special meeting.

Please vote to enhance shareholder value:
Right to Act by Written Consent – Proposal 6

2017 Proxy Statement	|	73

PROPOSAL 6 STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company believes that permitting stockholder action by written consent could lead to substantial confusion and disruption for stockholders. The board believes that permitting stockholder action by written consent is not an appropriate corporate governance model for a widely-held public company like Western Union. Consider the following:

●Currently, any matter that Western Union or its stockholders wish to present for a stockholder vote must be presented at a meeting of the stockholders, thus allowing all stockholders to consider, discuss and vote on the pending matter.

●In contrast, the written consent proposal at issue would permit a group of stockholders with no fiduciary duties to other stockholders to initiate action without prior notice, either to the other stockholders or to the Company, and without giving all stockholders an opportunity to participate and consider arguments, including those of the Company, for and against the action.

●Stockholder action by written consent would allow for the solicitation of multiple, even conflicting, written consents by multiple stockholder groups, potentially creating substantial confusion and disruption for stockholders.

The Board of Directors is already highly accountable to stockholders. The proposal suggests that the written consent right is necessary to keep the Board accountable to stockholders. Our current policies, however, implement the goal of accountability without the governance risk to stockholders and the Company associated with action by written consent as contemplated by the proposal. The Company has implemented a comprehensive package of corporate governance practices and policies that enable stockholders to hold the Board accountable and, where necessary, take quick action to support their interests. Elements of this comprehensive package include:

●The Board of Directors is declassified, with majority voting for uncontested Director elections.

●The Company was among the first U.S. companies to adopt the “proxy access” right for its stockholders.

●A stockholder or group of stockholders holding 20% or more of our outstanding shares may call a special meeting.

●Our Amended and Restated Certificate of Incorporation and By-Laws have no supermajority provisions.

The Board of Directors has a demonstrated history of commitment to high standards of corporate governance. In recent years, the Board has taken the following actions:

●Adopted majority voting for uncontested Director elections (2007).

●Declassified its Board of Directors, ensuring that directors would be elected annually (process initiated in 2012).

●Added the right for stockholders to call special meetings to the By-Laws (2013).

●Adopted a “proxy access” right for its stockholders (2013).

The Board has repeatedly responded to stockholder concerns. There is, accordingly, no need for stockholders to be given the right to act by written consent.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 6. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

74	|	The Western Union Company

PROPOSAL 7 STOCKHOLDER PROPOSAL REGARDING REPORT DETAILING RISKS AND COSTS TO COMPANY CAUSED BY STATE POLICIES SUPPORTING DISCRIMINATION

NorthStar Asset Management Funded Pension Plan, P.O. Box 301840, Boston, MA 02130, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the 2017 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent of the proposal. The Board of Directors and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Application of Company Non-discrimination Policies in States with Pro-discrimination Laws

WHEREAS: Western Union has numerous documents and policies regarding nondiscrimination, such as: “We commit to treating each other with dignity and respect at all times”; “We do not discriminate in hiring, promotion, compensation of employees, and employment practices on grounds of race, pregnancy, color, sexual orientation, sex/gender, gender identity”; and that “We have zero tolerance for any discrimination or harassment that is based on these categories”;

Our Company employs people in much of the United States, including states like Colorado, Florida and Nebraska that have recently established or proposed policies that are attacks on LGBT rights and equality:

●Two religious freedom bills introduced this year in Colorado HB1123 would have exempted clergy members, ministers and religiously affiliated organizations from participating in any ceremony, including a marriage, that conflicted with their beliefs. HB1180 was an attempt to create a state-level Religious Freedom Restoration Act;

●In Florida last year, one bill introduced would have allowed adoption agencies to refuse service to same-sex couples, while another would have allowed individuals, businesses with five or fewer owners, religious institutions and businesses operated by faith groups to refuse to produce, create or deliver a product or service to a customer if they had a religious or moral objection;

●Nebraska policymakers are considering a bill that opponents say would enable adoption agencies to refuse service to LGBT families;

Many businesses such as PayPal and The Walt Disney Company have spoken out against the new pro-discrimination policies. Executives from companies such as Apple, Intel, Google, Microsoft, EMC, PayPal, and Whole Foods Markets are calling for repeal of certain state pro-discrimination policies.

RESOLVED: Shareholders request that the Company issue a public report to shareholders, employees, customers, and public policy leaders, omitting confidential information and at a reasonable expense, by October 1, 2017, detailing the known and potential risks and costs to the Company caused by any enactment or proposed state policies supporting discrimination against LGBT people, and detailing strategies above and beyond litigation or legal compliance that the Company may deploy to defend the Company’s LGBT employees and their families against discrimination and harassment that is encouraged and enabled by the policies.

SUPPORTING STATEMENT: Shareholders recommend that the report evaluate risks and costs including, but not limited to, negative effects on employee hiring and retention, challenges in securing safe housing for employees, risks to employees’ LGBT children and risks to LGBT employees who need to use public facilities, and litigation risks to the Company from conflicting state and company anti-discrimination policies. Strategies evaluated should include public policy advocacy, human resources and educational strategies, and the potential to relocate operations or employees out of states with discriminatory policies (evaluating the costs to the Company and resulting economic losses to pro-discriminatory states).

2017 Proxy Statement	|	75

PROPOSAL 7 REPORT DETAILING RISKS AND COSTS TO COMPANY CAUSED BY STATE POLICIES SUPPORTING DISCRIMINATION

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company is strongly committed to diversity and inclusion. Our over 10,000 employees in approximately 50 countries reflect the diverse collection of consumers and markets that Western Union serves, and we recognize the important role we play in engendering respect and tolerance for all people in the communities in which we operate. Our employees are the Company’s greatest asset, and ensuring that each employee is afforded an inclusive work environment is critical to a productive workforce and the delivery of financial results. As a global company, we also recognize that a strong commitment to inclusion and diversity is essential to both retaining current talent and attracting future talent from all backgrounds. Simply put, the Company believes that an inclusive work environment and commitment to supporting diversity is not only consistent with our spirit of promoting human rights, but also smart business practice.

The Company’s existing policies and practices promote tolerance and respect for all, including the lesbian, gay, bisexual and transgender (“LGBT”) community. Our employment and management policies currently in place expressly promote tolerance and the respectful treatment of others and aptly demonstrate our unwavering commitment to inclusion, diversity and the practice of nondiscrimination. As noted by the proponent, we have numerous documents and policies regarding our commitment to nondiscrimination. For example, consider the following policies and practices emphasized in our Code of Conduct:

●The Company’s commitment to “treating each other with dignity and respect at all times” and prohibition against any intimidating or abusive behavior in the workplace.

●We recruit, develop and advance our employees exclusively based on their qualifications, talents and achievements and reward employees for merit-based performance.

●We prohibit discrimination in hiring, promotion and compensation on the basis of “race, pregnancy, color, sexual orientation, sex/gender, gender identity, religion, national origin, age, disability, marital or military service status, citizenship” and any other area protected by applicable law.

●We take a zero-tolerance approach to any discrimination or harassment on the above grounds. We also encourage our employees to report any discrimination or harassment experienced or observed, and we employ a strict prohibition against any retaliation toward reporters.

Additionally, the Company’s Corporate Governance and Public Policy Committee Charter indicates that one of this Committee’s purposes is to review and advise the Board on matters of public policy and social responsibility as they relate to the Company and the industries in which we operate. This committee is composed of independent board members with no material relationship to the Company and has the power to form sub-committees to focus on particular issues of concern. We believe that the established duties and responsibilities of the Corporate Governance and Public Policy Committee and our existing policies and practices that encourage the reporting of discrimination and harassment allow us to monitor and appropriately address any discriminatory or disrespectful conduct at Western Union.

The report contemplated by this proposal would impose an unnecessary burden and expense on the Company with limited, if any, benefit to our stockholders or employees.

As discussed above, the Company’s policies and practices already promote diversity and inclusion and protect against discrimination and harassment. And while we continually evaluate the employment of these efforts, and expand on them as needed, the proponent’s proposed report would impose unnecessary administrative burdens and expenses on the Company. For example, the request for a report on “enacted and proposed state policies” could include not only state law, but also proposed legislation and state agency administrative policies in all fifty states. Such a diversion of Company resources to evaluate the statutory rights of third parties that may in turn effect LGBT persons, whether employees of the Company or not, does not relate to the Company’s core business of global money movement and payment services in any meaningful way, and would be of limited, if any, benefit to our stockholders or employees.

76	|	The Western Union Company

PROPOSAL 7 REPORT DETAILING RISKS AND COSTS TO COMPANY CAUSED BY STATE POLICIES SUPPORTING DISCRIMINATION

The Board believes that the Company’s current antidiscrimination framework and vigilant monitoring of social issues relevant to this proposal makes such reporting an unnecessary application of resources that could be used to better serve our stockholders and employees.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 7. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 7.

2017 Proxy Statement	|	77

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2016, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Western Union Company 2015 Long-Term Incentive Plan is our only equity compensation plan pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	15,504,579(1)	$17.46(2)	30,501,708(3)
Equity compensation plans not
approved by security holders	—	N/A	—
Total	15,504,579(1)	$17.46(2)	30,501,708(3)

Footnotes:

(1)	Includes 7,448,443 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2016 under The Western Union Company 2015 Long-Term Incentive Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 683,847. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2015 PSUs, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)	This amount represents shares of Common Stock available for issuance under The Western Union Company 2015 Long-Term Incentive Plan. Awards available for grant under The Western Union Company 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, performance grants, and any combination of the foregoing awards.

78	|	The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, all directors and nominees, each of the executive officers named in the 2016 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 13, 2017, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 12500 East Belford Avenue, Englewood, CO 80112.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENTAGE OF OUTSTANDING SHARES
5% Owners
Capital Research Global Investors, a division of	333 South Hope Street,
Capital Research and Management Company	Los Angeles, CA 90071	65,346,913	(1)	13.4	%(1)
The Vanguard Group	100 Vanguard Blvd.,
	Malvern, PA 19355	50,085,149	(2)	10.32	%(2)
FMR LLC	245 Summer Street,
	Boston, MA 02210	40,585,663	(3)	8.37	%(3)
The Bank of New York Mellon Corporation	225 Liberty Street
	New York, NY 10286	40,031,694	(4)	8.26	%(4)
BlackRock, Inc.	55 East 52nd Street,
	New York, NY 10055	31,388,036	(5)	6.5	%(5)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(6)
Martin I. Cole		16,905		*
Hikmet Ersek		2,766,763		*
Richard A. Goodman		36,814		*
Jack M. Greenberg		408,856		*
Betsy D. Holden		37,699		*
Jeffrey A. Joerres		15,998		*
Roberto G. Mendoza		140,608		*
Michael A. Miles, Jr.		32,699		*
Robert W. Selander		77,439		*
Frances Fragos Townsend		39,833		*
Solomon D. Trujillo		106,134	(7)	*
Rajesh K. Agrawal		558,467		*
Odilon Almeida		283,438		*
Elizabeth G. Chambers		3,855		*
J. David Thompson		314,935		*
All directors and executive officers as a group		5,592,953		1.1%
(19 persons)

*	Less than 1%

2017 Proxy Statement	|	79

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 4 to Schedule 13G filing with the Securities and Exchange Commission filed February 13, 2017, which reports ownership as of December 30, 2016. The Schedule 13G filing indicates that the holder had sole voting and sole dispositive power over 65,346,913 shares, and shared voting power over, and shared dispositive power over, no shares.

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 4 to Schedule 13G filing with the Securities and Exchange Commission filed February 10, 2017, which reports ownership as of December 31, 2016. The Schedule 13G filing indicates that the holder had sole voting power over 757,042 shares, sole dispositive power over 49,234,924 shares, shared voting power over 88,195 shares, and shared dispositive power over 850,225 shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 3 to Schedule 13G filing with the Securities and Exchange Commission filed February 14, 2017, which reports ownership as of December 30, 2016. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 2,861,315 shares, sole power to dispose of or to direct the disposition of 40,585,663 shares, and shared power to vote or direct the vote, and shared power to dispose of or direct the disposition of, no shares.

(4)	The number of shares held and percentage of outstanding shares were obtained from the Schedule 13G filed by The Bank of New York Mellon Corporation, a parent holding company, on behalf of the subsidiaries listed in Exhibit I therein (collectively, “BNYM”) with the Securities and Exchange Commission on February 3, 2017, which reports ownership as of December 31, 2016. The Schedule 13G filing indicates that BNYM had sole voting power over 35,492,349 shares, sole dispositive power over 39,894,078 shares, shared voting power over 25,246 shares, and shared dispositive power over 68,369 shares.

(5)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 6 to Schedule 13G filing with the Securities and Exchange Commission filed January 27, 2017, which reports ownership as of December 31, 2016. The Schedule 13G filing indicates that the holder had sole voting power over 26,988,112 shares, sole dispositive power over 31,388,036 shares, and shared voting power over, and shared dispositive power over, no shares.

(6)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 13, 2017 as follows: Mr. Cole, 9,208; Mr. Ersek, 2,204,460; Mr. Goodman, 36,814; Mr. Greenberg, 336,144; Ms. Holden, 32,699; Mr. Joerres, 11,448; Mr. Mendoza, 140,608; Mr. Miles, 32,699; Mr. Selander, 77,439; Ms. Fragos Townsend, 39,833; Mr. Trujillo, 94,334; Mr. Agrawal, 433,409; Mr. Almeida, 210,952; Ms. Chambers, 0; Mr. Dye, 219,212; Mr. Farah, 150,779; Mr. Schenkel, 15,600; Mr. Thompson, 195,194; Mr. Williams, 88,021; all directors and executive officers as a group, 4,328,853. The number of shares reported includes RSUs that will vest within 60 days of March 13, 2017 as follows: Mr. Almeida, 6,940; Mr. Farah, 4,627; Mr. Thompson, 3,697.

(7)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

80	|	The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve or ratify a related person transaction, including, without limitation, the following:

●	the size of the transaction and the amount payable to a related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest; and
●	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

2017 Proxy Statement	|	81

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2016, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except that one Form 4 for Amintore Schenkel, the Company’s Controller, was inadvertently filed late due to an administrative error.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

John R. Dye
Executive Vice President,
General Counsel and
Secretary

82	|	The Western Union Company

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES

Western Union’s management believes the non-GAAP financial measure presented provides meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because it provides consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of a non-GAAP financial measure to the most directly comparable GAAP financial measure is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

CONSOLIDATED METRICS	FY2015	FY2016
Revenues, as reported (GAAP)		$5,422.9
Foreign currency translation impact(a)		$217.1
Revenues, constant currency adjusted		$5,640.0
Prior year revenues, as reported (GAAP)		$5,483.7
Revenue change, as reported (GAAP)		(1%)
Revenue change, constant currency adjusted		3%
Operating income/(loss), as reported (GAAP)		$483.7
Foreign currency translation impact(a)		90.2
Joint Settlement Agreements(c)		601.0
Operating income, constant currency adjusted, excluding Joint Settlement Agreements		$1,174.9
2015 operating income, excluding Paymap Settlement Agreement(b)		$1,144.7
Operating income change, as reported (GAAP)		(56%)
Operating income change, constant currency adjusted, excluding Paymap Settlement Agreement and Joint Settlement Agreements		3%

Operating income/(loss), as reported (GAAP)	$1,109.4	$483.7
Paymap Settlement Agreement(b)	35.3	N/A
Joint Settlement Agreements(c)	N/A	601.0
Operating income, excluding Paymap Settlement Agreement and Joint Settlement Agreements	$1,144.7	$1,084.7
Operating margin, as reported (GAAP)	20.2%	8.9%
Operating margin, excluding Paymap Settlement Agreement and Joint Settlement Agreements	20.9%	20.0%

Non-GAAP related notes:

(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

2017 Proxy Statement	|	A-1

APPENDIX A

(b)	Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the “Paymap Settlement Agreement”), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c)	Represents the impact from the Joint Settlement Agreements. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

A-2	|	The Western Union Company

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 4, and 1 YEAR for Item 3.

Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	1f. Roberto G. Mendoza	☐	☐	☐

1b. Hikmet Ersek	☐	☐	☐	1g. Michael A. Miles, Jr.	☐	☐	☐

Please fold here – Do not separate

1c. Richard A. Goodman	☐	☐	☐	1h. Robert W. Selander	☐	☐	☐

1d. Betsy D. Holden	☐	☐	☐	1i. Frances Fragos Townsend	☐	☐	☐

1e. Jeffrey A. Joerres	☐	☐	☐	1j. Solomon D. Trujillo	☐	☐	☐

Other Matters:

2.	Advisory Vote to Approve Executive Compensation			☐	For	☐	Against	☐	Abstain

3.	Advisory Vote on the Frequency of the Vote on Executive Compensation	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

4.	Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2017			☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Items 5 through 7.

5.	Stockholder Proposal Regarding Political Contributions Disclosure			☐	For	☐	Against	☐	Abstain

6.	Stockholder Proposal Regarding Action by Written Consent			☐	For	☐	Against	☐	Abstain

7.	Stockholder Proposal Regarding Report Detailing Risks and Costs to Company Caused by State Policies Supporting Discrimination			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 4 AND 1 YEAR FOR ITEM 3, AND AGAINST ITEMS 5 THROUGH 7. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 8, 2017 or by Internet or phone by 11:59 p.m. (EDT) on May 8, 2017, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 11, 2017
8:00 a.m. (EDT)
505 Fifth Avenue, 7th Floor
New York, NY 10017

The Western Union Company 12500 East Belford Avenue Englewood, CO 80112	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2017.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 4, “1 YEAR” for Item 3, and “AGAINST” Items 5 through 7.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and John R. Dye, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/wu	PHONE 1-866-883-3382	MAIL
Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 10, 2017. Scan the QR code on front for mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 10, 2017.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.